SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.           )

Filed by the Registrant	⌧
Filed by a Party other than the Registrant	◻

Check the appropriate box:

⌧	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to § 240.14a-12

Bicycle Therapeutics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

⌧ ◻	No fee required. Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Bicycle Therapeutics plc

Building 900 Babraham Research Campus,

Babraham, Cambridge, CB22 3AT, United Kingdom

(Incorporated and Registered in England and Wales with Registered Company No. 11036004)

April  , 2022

Dear Shareholder:

We are pleased to provide details of the 2022 Annual General Meeting (the “AGM”) of Bicycle Therapeutics plc to be held on Monday, June 27, 2022, at 12:00 p.m. (midday) London time (7:00 a.m. Eastern Daylight Time), at our principal executive offices, located at Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT, United Kingdom.

At the time of printing, all legal limits on social contact in England in response to the COVID-19 pandemic have been removed, and we expect that ordinary shareholders will be able to attend our AGM in person. We will continue to monitor the situation, including U.K. government guidance, and will continue to do so in the lead up to the AGM. Should regulations or government guidance change between now and the date of the AGM, we will provide an update on our website (https://investors.bicycletherapeutics.com) and ordinary shareholders are encouraged to check for any updates.

Details regarding the business to be conducted at AGM, and admission to the AGM, are described in the accompanying Notice of Annual Meeting of Shareholders and proxy statement.

Your vote is important. We hope you will vote as soon as possible. You may vote through any of the means described in the accompanying proxy statement or, if you are a holder of our American Depositary Shares, the ADS proxy card provided to you. Please carefully review the instructions on each of your voting options described in this proxy statement, the notice and, if applicable, the voting instructions.

Thank you for your ongoing support of and continued interest in Bicycle Therapeutics plc. We look forward to receiving your vote in respect of the business to be conducted at the AGM.

Yours sincerely,

Pierre Legault

Chairman

Bicycle Therapeutics plc
Building 900 Babraham Research Campus,
Babraham, Cambridge, CB22 3AT, United Kingdom
(Incorporated and Registered in England and Wales with Registered Company No. 11036004)

NOTICE OF 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, JUNE 27, 2022

NOTICE is hereby given that the 2022 Annual General Meeting (the “AGM”) of Bicycle Therapeutics plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company,” “we,” “us” and “our”), will be held on Monday, June 27, 2022, at 12:00 p.m. (midday) London time (7:00 a.m. Eastern Daylight Time), at our principal executive offices, located at Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT, United Kingdom, for transaction of the following business:

Ordinary resolutions

1.	To re-elect as a director Pierre Legault, who retires in accordance with the Articles of Association.
2.	To re-elect as a director Richard Kender, who retires in accordance with the Articles of Association.
3.	To approve, on advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
4.	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers.
5.	To approve the amendment of the Bicycle Therapeutics plc 2020 Equity Incentive Plan to increase the number of shares available for issuance under the plan.
6.	To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2022.
7.	To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders.
8.	To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2022.
9.	To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2021 (the “2021 U.K. Annual Report”).
10.	To approve the directors’ remuneration report for the year ended December 31, 2021, which is set forth as Annex A to the attached proxy statement.

Please refer to the attached proxy statement for detailed information on each of the resolutions. We encourage you to read the attached proxy statement in its entirety before voting. Our Board of Directors has approved each resolution and recommends that shareholders entitled to vote at the AGM vote in favor of each of the resolutions (or, in the case of proposal 4, vote in favor of the option for one year).

Proposals 1 through 10 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Voting on all resolutions at the AGM will be conducted by way of a poll, rather than a show of hands.

The result of the shareholder votes on the ordinary resolutions in proposals 3, 4, 9 and 10 will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes these proposals.

Only those ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Thursday, June 23, 2022 will be entitled to attend, speak and vote at the AGM. Ordinary shareholders attending the AGM will have the right to ask questions at the AGM in accordance with the Companies Act.

Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the AGM, please vote as soon as possible. Holders of ordinary shares entitled to attend and vote at the AGM are entitled to appoint a proxy (or, if they hold more than one ordinary share, proxies) to exercise all or any of their rights to attend, speak and vote. Such proxy need not be one of our shareholders of record. Holders of our ordinary shares may vote by proxy either over the Internet or by returning a form of proxy in the envelope provided by no later than 12:00 p.m. (midday) London time (7:00 a.m. Eastern Daylight Time) on June 23, 2022. In addition, institutional investors may be able to appoint a proxy electronically via the Proxymity platform. You may revoke your proxy in the manner described in the accompanying proxy statement. Holders of our American Depositary Shares (“ADSs”) may vote by following the voting instructions in the attached proxy statement.

The results of the polls taken on the resolutions at the AGM and any other information required by the Companies Act will be made available on our website (https://investors.bicycletherapeutics.com) as soon as reasonably practicable following the AGM and for the required period thereafter. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

BY ORDER OF THE BOARD	REGISTERED OFFICE

Building 900 Babraham Research Campus, Babraham, Cambridgeshire CB22 3AT, United Kingdom
Jim Sutcliffe Company Secretary April , 2022
REGISTERED DETAILS

Registered in England and Wales No 11036004

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on June 27, 2022

The Notice of 2022 Annual General Meeting, the proxy statement, the Annual Report on Form 10-K, the 2021 U.K. Annual Report and form of proxy (collectively, the “Proxy Materials”) are available in the Investors section of our website at https://investors.bicycletherapeutics.com. Information included on our website, other than the Proxy Materials, is not part of our proxy soliciting materials.

BICYCLE THERAPEUTICS PLC

Building 900 Babraham Research Campus,

Babraham, Cambridge, CB22 3AT, United Kingdom

(Incorporated and Registered in England and Wales with Registered Company No. 11036004)

PROXY STATEMENT

FOR THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 27, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors (the “Board”) of Bicycle Therapeutics plc is soliciting your proxy to vote at our annual general meeting of shareholders (the “AGM”). As used in this proxy statement, references to “we,” “us,” “our” and the “Company” refer to Bicycle Therapeutics plc.

The Notice of 2022 Annual General Meeting, this proxy statement, the form of proxy, our U.K. statutory annual accounts and reports for the year ended December 31, 2021 (“2021 U.K. Annual Report”) and our annual report on Form 10-K for the year ended December 31, 2021 (the “Annual Report on Form 10-K,” and collectively with the Notice of 2022 Annual General Meeting, this proxy statement, the 2021 U.K. Annual Report and the form of proxy, “Proxy Materials”), will be made available to our ordinary shareholders of record for the first time on or about April 29, 2022.

While this proxy statement is made available to our ordinary shareholders of record, this document will also be sent to holders of American Depositary Shares (“ADSs”) for the first time on or about April 29, 2022 and contains information relevant to holders of ADSs. In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with copies of the Proxy Materials so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

When is the AGM?

The meeting will be held on Monday, June 27, 2022, at 12:00 p.m. (midday) London time (7:00 a.m. Eastern Daylight Time), at our principal executive offices, located at Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT, United Kingdom.

What are the arrangements for the AGM given the current COVID-19 pandemic?

At the time of printing, all legal limits on social contact in England in response to the COVID-19 pandemic have been removed and we expect that ordinary shareholders will be able to attend our AGM in person. Should regulations or government guidance change between now and the date of the AGM, we will provide an update on our website (https://investors.bicycletherapeutics.com) and ordinary shareholders are encouraged to check our website for any updates. We will continue to monitor the situation, including U.K. government guidance, and will continue to do so in the lead up to the AGM.

Why am I receiving these materials?

We have made available the Proxy Materials to you because you are an ordinary shareholder of record and our Board is soliciting your proxy to vote at the AGM, including at any adjournments or postponements thereof. You do not need to attend the AGM to vote your shares.

You may vote by proxy over the internet or by mail, and your vote will be cast on your behalf at the AGM. In addition, if you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform. To submit your proxy, simply follow the instructions in this proxy statement. All proxies, however submitted, must be lodged with our registrar, Computershare Investor Services PLC (“Computershare”), by no later than 12:00 p.m. (midday) London time (7:00 a.m. Eastern Daylight Time) on Thursday, June 23, 2022.

Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K, the 2021 U.K. Annual Report and an ADS proxy card, will be mailed on or about April 29, 2022 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register by 5:00 p.m. Eastern Daylight Time on April 22, 2022 (the record date for ADS holders).

Who can vote at the AGM?

Ordinary shareholders of record

Only ordinary shareholders of record registered in the register of members at 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Thursday, June 23, 2022 will be entitled to vote at the AGM. As of April 7, 2022 (being the last practicable date before the circulation of this proxy statement), there were 29,646,438 ordinary shares issued and outstanding and entitled to vote. As an ordinary shareholder of record, you may vote at the AGM or by proxy. We urge you to vote by proxy over the internet or by mail or, if applicable, via the Proxymity platform, as instructed below to ensure your vote is counted.

If, on or prior to June 23, 2022, you sell or transfer our ordinary shares that you currently hold, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Jim Sutcliffe, Company Secretary, to request a new form of proxy for their use.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on April 22, 2022, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these Proxy Materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the AGM. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of American Depositary Shares

If you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register at 5:00 p.m. Eastern Daylight Time on Friday, April 22, 2022 (the record date for ADS holders), you are entitled to exercise your vote as a holder of an interest in our capital represented by ADSs. If you hold ADSs through a brokerage firm, bank or nominee on April 22, 2022, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by the depositary, Citibank, N.A., no later than 10:00 a.m. Eastern Daylight Time on Wednesday, June 22, 2022. Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

What are the differences between ADS holders and ordinary shareholders?

Citibank, N.A., as depositary, executes and delivers ADSs on our behalf. We are requesting the depositary, which holds the ordinary shares underlying the ADSs, to seek ADS holders’ instructions as to voting for the AGM. As a result, ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs.

Because we have asked the depositary to seek the instructions of ADS holders, the depositary will notify ADS holders of the upcoming vote and arrange to deliver the Proxy Materials to them. The depositary then tries, as far as practicable, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that ADS holders will receive this proxy statement and the other proxy materials from the depositary in time to permit them to instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules and our shareholder meetings are announced via press release and filed with the SEC, ADS holders may not know about the meeting early enough to exchange their ADSs for ordinary shares.

ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in our register of members maintained by Computershare, our registrar, you are a shareholder of record and the Proxy Materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the Proxy Materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.

What are the requirements to approve each of the proposals?

You may cast your vote for or against proposals 1 through 10 or abstain from voting your shares on one or more of these proposals.

Proposals 1 through 10 will be proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who are entitled to vote and vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in proposals 3, 4, 9 and 10 regarding advisory approval of the executive compensation of our named executive officers, advisory indication of the preferred frequency of shareholder advisory votes on executive compensation, receipt and adoption of the 2021 U.K. Annual Report and approval of the directors’ remuneration report for the year ended December 31, 2021 will not require our Board or any committee thereof to take any action. Our Board value the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these proposals.

What are the voting recommendations of our Board regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the AGM, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	To re-elect Pierre Legault as a director.	FOR
2	To re-elect Richard Kender as a director.	FOR
3	To approve, on advisory basis, the compensation of our named executive officers.	FOR
4	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on executive compensation.	1 YEAR
5	To approve the amendment of the 2020 Equity Incentive Plan to increase the number of shares available for issuance under the plan.	FOR
6

To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2022.

FOR
7

To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders.

FOR
8	To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2022.	FOR
9	To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2021.	FOR
10	To approve the director’s remuneration report for the year ended December 31, 2021, which is set forth in Annex A to this proxy statement.	FOR

What constitutes a quorum?

For the purposes of the AGM, a quorum will be present if two members entitled to vote are present in person or by proxy or, in the case of a member which is a corporation, represented by a duly authorized officer, at the AGM. If there is no quorum, the AGM will stand adjourned to another day (not being less than 10 clear days after the date of the original meeting), and at such time and place or places, with such means of attendance and participation as the Chairman (or, in default, the Board) may determine. If at such adjourned meeting, a quorum is not present within 15 minutes from the time appointed for the holding of the meeting, one person entitled to vote on the business to be transacted, being a member or a proxy or a duly authorized representative of a corporation which is a member, shall be a quorum and any notice of an adjourned meeting shall state this.

How do I vote my shares?

You may vote “For” or “Against” or abstain from voting on the applicable proposal (or, in the case of proposal 4, you may choose “1 year,” “2 years” or “3 years” or may abstain from voting). The procedures for voting are as follows:

Ordinary shareholders of record

If you are an ordinary “shareholder of record,” you may vote at the AGM or by proxy. We urge you to vote by proxy over the Internet or by mail or, if applicable, via the Proxymity platform, as instructed below to ensure your vote is counted. You may still attend the AGM and vote in person during the AGM even if you have already voted by proxy.

You may appoint more than one proxy in relation to the AGM (provided that each proxy is appointed to exercise the rights attached to a different ordinary share(s)). To appoint more than one proxy, you should contact our registrar, Computershare. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. We encourage all shareholders to appoint the Chairman of the AGM as their proxy.

You may vote using one of the following methods:

●	To vote on the internet, go to www.investorcentre.co.uk/eproxy to appoint a proxy electronically (see instructions on form of proxy).
●	To vote by mail, simply complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided.
●	If you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform, a process to which we have agreed and which has been approved by Computershare, our registrar. For further information regarding Proxymity, please go to www.proxymity.io. Before you can appoint a proxy via this process, you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy via the Proxymity platform.
●	To vote in person, come to the AGM and we will give you a poll card when you arrive.

All proxies (however submitted) must be lodged with Computershare, our registrar, by no later than 12:00 p.m. (midday) London time (7:00 a.m. Eastern Daylight Time) on June 23, 2022.

If you properly give instructions as to your proxy appointment by executing and returning a form of proxy, or by submitting your proxy online, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

Holders of American Depositary Shares

If you are a holder of ADSs, you should follow the directions on the ADS proxy card you received.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Daylight Time on Wednesday, June 22, 2022. Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

Holders of ADSs are not entitled to attend and vote at the AGM in person.

How will my ordinary shares or ADSs be voted if I do not specify how they should be voted?

If you sign and send your form of proxy but do not indicate how you want your ordinary shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the AGM. As a reminder, we urge all shareholders to appoint the Chairman of the AGM as your proxy.

If a holder of ADSs does not submit an ADS proxy card to Citibank, N.A. by the deadline specified, the ADS holder shall be deemed to have instructed Citibank, N.A. to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by his or her ADSs (provided that no such discretionary proxy shall be given if we inform Citibank, N.A. that we do not want such proxy to be given, substantial opposition exists or the rights of ADS holders may be adversely affected). If the enclosed ADS proxy card is signed but is missing voting instructions, Citibank, N.A. will deem the ADS holder to have instructed it to vote in favor of the proposals. If the enclosed ADS proxy card is improperly completed, Citibank, N.A. will not vote the ADSs to which such ADS proxy card relates; in particular, if more than one voting box is marked for any proposal, the ADS holder shall be deemed to have directed Citibank, N.A. to abstain on the proposal concerned.

Can I change my vote or revoke a proxy?

An ordinary shareholder of record can revoke his, her or its proxy before 12:00 p.m. (midday) London time (7:00 a.m. Eastern Daylight Time) on June 23, 2022 (the deadline for submission of proxies) in one of the following ways:

●	entering a new vote over the Internet;
●	submitting another signed form of proxy bearing a later date;
●	if you are an institutional investor that has appointed a proxy electronically through Proxymity, by entering a new voting instruction via your voting platform;
●	notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before 12:00 p.m. (midday) London time (7:00 a.m. Eastern Daylight Time) on June 23, 2022 to be effective; or
●	an ordinary shareholder of record may change his or her vote by voting in person at the AGM.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares. See also “What if I plan to attend the Meeting?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank, N.A. or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank, N.A. or the broker, bank or other nominee, as applicable, will be used to instruct Citibank, N.A. how to vote your ADSs.

Who counts the votes?

Computershare has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Computershare for tabulation or submit your proxy electronically over the Internet at www.investorcentre.co.uk/eproxy (see instructions on form of proxy).

If you hold your ordinary shares through a broker, your broker will return the form of proxy to Computershare or directly submit your proxy to Computershare online.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Computershare for tabulation.

How are votes counted?

Voting on all resolutions at the AGM will be conducted by way of a poll, rather than a show of hands. Votes will be counted by Computershare, who will separately count “For,” “Against” and abstentions.

What is an “abstention” and how would it affect the vote?

An abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for or against a particular resolution.

How many votes do I have?

On each matter to be voted upon, each ordinary shareholder of record present in person at the AGM or having submitted a proxy as set out in this proxy statement, or being a corporation present at the AGM by a duly authorized representative, has one vote for each ordinary share held as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on June 23, 2022.

On each matter to be voted upon, each holder of ADSs has one vote for each ADS held as of April 22, 2022.

What about joint holders?

In the case of joint holders of record of an ordinary share, the vote of the senior who tenders the vote (whether in person or by proxy) will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in our relevant register of members of the company (as the case may be) in respect of the joint holding (with the first named being the most senior).

What if I plan to attend the Meeting?

Attendance at the AGM will be limited to ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Thursday, June 23, 2022. In order to obtain admittance to the AGM each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee, you may be able to attend at the discretion of the Chairman. Any corporation which is an ordinary shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as the corporation could exercise if it were one of our individual shareholders.

Holders of ADSs are not entitled to attend and vote at the AGM in person in any event.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank, N.A. for its expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one set of Proxy Materials?

If you hold ordinary shares in more than one account, you will receive Proxy Materials for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy received. Please be sure to vote all of your shares.

If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive the Proxy Materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the Proxy Materials from your broker, bank or other nominee.

Will there be any other business conducted at the Meeting?

Subject to any shareholder proposals submitted in accordance with section 338 of the U.K. Companies Act 2006 (the “Companies Act”) (as summarized below), no matters other than proposals 1 through 10 may be presented at the AGM. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the AGM.

Under section 338 of the Companies Act, shareholders meeting the threshold requirement in that section may require us to give to our shareholders entitled to receive this notice of the AGM notice of a resolution which may properly be moved and is intended to be moved at the AGM unless (i) it would, if passed, be ineffective whether by reason of inconsistency with any enactment or our constitution or otherwise, (ii) it is defamatory of any person or (iii) it is frivolous or vexatious. Such a request may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given, must be authorized by the person or persons making it and must be received by us not later than Monday, May 16, 2022, the date six weeks before the AGM.

What is Computershare’s role?

Computershare is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Computershare at tel: +44 (0) 370 703 0031 or by writing to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZZ, England.

Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A.—ADR Shareholder Services at +1-877- 248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email at citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K within four business days after the AGM. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

Who do I contact regarding my ADS holdings?

If you are an ADS holder of record and have queries about how to deliver voting instructions, please contact Citibank, N.A.—ADR Shareholder Services by telephone at +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email at citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077. If you hold your ADSs through a custodian, broker or other agent, you should refer to the contact information provided by your agent.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, please contact Jim Sutcliffe, Company Secretary, by email at jim.sutcliffe@bicycletx.com.com or by telephone at +44 (0)1223 261515.

Directions to AGM

Directions to the AGM, which is to be held at our principal executive offices, located at Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT, United Kingdom, are available at: https://investors.bicycletherapeutics.com. Information included on our website, other than the Proxy Materials, is not part of our proxy soliciting materials.

RE-ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors. Our Articles of Association divides our Board into three classes, Class I, Class II and Class III, each of which will consist, as nearly as possible, of one-third of the total number of directors constituting our entire board and which will serve staggered three-year terms.

●	Class III directors: Richard Kender and Pierre Legault, whose current terms will expire at the 2022 annual general meeting of shareholders;
●	Class I directors: Janice Bourque, Veronica Jordan and Sir Greg Winter, whose current terms will expire at the 2023 annual general meeting of shareholders.
●	Class II directors: Kevin Lee and Jose Carlos Gutierrez-Ramos, whose current terms will expire at the 2024 annual general meeting of shareholders;

Under our Articles of Association, at the third annual general meeting following our listing on The Nasdaq Stock Exchange (“Nasdaq”), each director in Class III will retire from office but will be eligible for re-appointment by ordinary resolution at such annual general meeting and, in each case, where such director is so re-appointed, they will be entitled to serve until the third anniversary of such annual general meeting, at which point such director shall retire from office but shall be eligible for reappointment.

Acting upon the recommendation of our Nominating and Governance Committee, our Board nominated Richard Kender and Pierre Legault for re-election as Class III directors and no other nominees for directors have been presented. If elected, the nominees will hold office from the date of re-election until the 2025 annual general meeting of shareholders, which is the third anniversary of the AGM, and until his successor is elected and has been qualified, or until his earlier death, resignation or removal.

In connection with proposals 1 and 2, we set forth the biographical information for the nominees to our Board. For biographical information for the other directors, see the section of this proxy statement titled “Board of Directors and Corporate Governance.”

PROPOSAL 1—RE-ELECTION OF PIERRE LEGAULT TO THE BOARD OF DIRECTORS

Pierre Legault, MBA, CA, CPA is currently Chairman of our Board and has been nominated for re-election as a director. If re-elected, he will hold office from the date of his re-election until the third anniversary of the AGM, occurring in 2025, when he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. If re-elected, Mr. Legault will continue to serve as Chairman of our Board. Mr. Legault has agreed to serve if re-elected, and we have no reason to believe that he will be unable to serve.

Pierre Legault has served as our Chairman and a member of our Board since March 2019. Mr. Legault has served as Chairman of the board of directors of Amolyt Pharma SA since December 2020, has been Chairman of the board of directors of Artios Pharma Limited since February 2018, has been Chairman of the board of directors of Sitryx Therapeutics Limited since March of 2021, has served on the board of directors of Poxel SA since January 2016 and has been Chairman of such board since March 2016, has served on the board of directors of Urovant Sciences Limited as a director since July 2018, has served on the board of directors of Syndax Pharmaceuticals, Inc. since January 2017, and as Chairman of the board of directors of Egle Therapeutics SA since January 28, 2022. Mr. Legault has also previously served as a member of the boards of directors at Clementia Pharmaceuticals Inc., Forest Laboratories, Inc., Tobira Therapeutics, Inc., NPS Pharmaceuticals, Inc., Regado Biosciences, Inc., ARMO Biosciences, Inc., Iroko Pharmaceuticals LLC, Cyclacel Pharmaceuticals Inc., Eckerd Pharmacy and NephroGenex, Inc., where he also served as the Chairman and Chief Executive Officer from 2012 to 2016. From 2010 to 2012, Mr. Legault served as the Chief Executive Officer of Prosidion Ltd., a subsidiary of Astellas Pharma Inc., and from 2009 to 2010, he served as the Chief Financial Officer and Treasurer of OSI Pharmaceuticals, Inc. Mr. Legault also previously served as the Chief Executive Officer of Eckerd Pharmacy and Chief Administrative Officer of the Rite Aid Corporation. Between 1989 and 2005, Mr. Legault held various global roles such as President, Chief Executive Officer and Chief Financial Officer at legacy companies of the Sanofi-Aventis group. Mr. Legault earned a B.B.A. in Business & International Finance from HEC Montreal, an MBA in Marketing from McGill University and holds C.A. and C.P.A. diplomas. He also studied at Harvard Business School in their Graduate Executive MBA program. We believe that Mr. Legault is qualified to serve on our Board based on his experience leading and managing a number of biopharmaceutical companies.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-elect Pierre Legault to the Board of Directors as a Class III director.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION

OF PIERRE LEGAULT TO THE BOARD OF DIRECTORS AS A CLASS III DIRECTOR

PROPOSAL 2—RE-ELECTION OF RICHARD KENDER TO THE BOARD OF DIRECTORS

Richard Kender has served as a member of our Board since July 2019 and has been nominated for re-election as a director. If re-elected, he will hold office from the date of his re-election until the third anniversary of the AGM, occurring in 2025, when he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Kender has agreed to serve if re-elected, and we have no reason to believe that he will be unable to serve.

Mr. Kender had an extensive career in the pharmaceutical industry, most recently serving as Senior Vice President of Business Development and Corporate Licensing at Merck & Co., Inc. from 2000 until his retirement in 2013. During his career at Merck, Mr. Kender was greatly influential across Business Development, Licensing and in finance roles that supported the domestic and international research, commercial and manufacturing divisions. Mr. Kender currently serves on the board of directors and audit committee of Seres Therapeutics and on the board of directors and audit committee of Poxel SA. Mr. Kender earned his B.S. in accounting from Villanova University and his MBA from Fairleigh Dickinson University. We believe Mr. Kender is qualified to serve on our Board because of his extensive business experience in the pharmaceutical industry and his financial expertise.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-elect Richard Kender to the Board of Directors as a Class III director.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION

OF MR. RICHARD KENDER TO THE BOARD OF DIRECTORS AS A CLASS III DIRECTOR

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are consistent with current market practices. Compensation of our named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

Advisory (non-binding) approval of our executive compensation requires the approval of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF

THE EXECUTIVE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY SHAREHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our shareholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in the Company’s proxy statement. Accordingly, we are asking shareholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, shareholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to shareholders each year.

The Board believes that an annual advisory vote on the compensation of our named executive officers is the most appropriate policy for us at this time. While our executive compensation program is designed to promote the creation of shareholder value over the long term, the Board recognizes that executive compensation disclosures are made annually, and holding an annual advisory vote on the compensation of our named executive officers provides us with more direct and immediate feedback on our executive compensation program, policies and disclosures. However, shareholders should note that because a proposed annual advisory vote would occur well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our compensation plans and arrangements for our executive officers in consideration of any single year’s advisory vote by the time of the following year’s annual meeting of shareholders. We believe, however, that an annual advisory vote on the compensation of our named executive officers is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters.

Vote Required

While the Board believes that its recommendation is appropriate at this time, the shareholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years. You may cast your vote on your preferred voting frequency by choosing the option of “1 year,” “2 years,” “3 years,” or abstain from voting when you vote. The option that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

The Board and the Compensation Committee value the opinions of the shareholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the shareholders’ concerns and evaluate any appropriate next steps. The Board may decide, however, because this vote is advisory and, therefore, not binding on the Board or the Company, that it is in the best interests of the shareholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the shareholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “1 YEAR”

PROPOSAL 5—APPROVAL OF THE AMENDMENT OF THE 2020 EQUITY INCENTIVE PLAN, AS AMENDED

On April 14, 2022, the Board amended the Bicycle Therapeutics plc 2020 Equity Incentive Plan with Non-Employee Sub-Plan (“2020 Plan”), subject to shareholder approval, to among other things, increase the number of ordinary shares authorized for issuance under the 2020 Plan by 750,000 shares. We refer to the 2020 Plan, as so amended, as the “Amended 2020 Plan” throughout this proxy statement. References in this proposal to the Board include the Compensation Committee of the Board where applicable.

The material terms of the Amended 2020 Plan are summarized below. The key differences between the terms of the 2020 Plan and the Amended 2020 Plan are as follows:

●	the Amended 2020 Plan provides that an additional 750,000 ordinary shares may be issued pursuant to share awards granted under the Amended 2020 Plan;
●	the Amended 2020 Plan extends the duration of the 2020 Plan’s “evergreen” provision from January 1, 2030 to January 1, 2032, such that the number of ordinary shares that may be issued pursuant to stock awards granted under the Amended 2020 Plan will automatically increase on January 1 of each year, during the period commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to 5% of the total number of shares outstanding on December 31 of the preceding calendar year; provided, that our Board may act prior to January 1 of a given year to provide that there will be no increase for such year or that the increase for such year will be a lesser number of ordinary shares;
●	the Amended 2020 Plan provides that an additional 7,259,000 ordinary shares are authorized for issuance under the Amended 2020 Plan pursuant to the grant of incentive stock options (“ISOs”) and extends the period during which incentive stock options may be issued under the Amended 2020 Plan through the tenth anniversary of the date the Amended 2020 Plan was adopted by the Board; and
●	the Amended 2020 Plan extends the period during which equity awards (other than ISOs) may be issued under the Amended 2020 Plan through the tenth anniversary of the date it is approved by shareholders.

The Board believes the Amended 2020 Plan is an integral part of our long-term compensation philosophy and is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board believes that the grant of equity awards is a key element underlying our ability to attract, retain and motivate our employees, non-employee directors and consultants because of the strong competition for highly trained and experienced individuals among biopharmaceutical companies. The Amended 2020 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, non-employee directors and consultants, consistent with our compensation philosophy and common compensation practice for our industry. We believe the use of equity awards strongly aligns the interests of our employees with those of our shareholders by placing a considerable proportion of our employees’ total compensation “at risk” because it is contingent on the appreciation in value of our ordinary shares. In addition, we believe equity awards encourage employee ownership of our ordinary shares and promote retention through the reward of long-term company performance. The Amended 2020 Plan allows us to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, share appreciation rights, restricted share awards, restricted share unit awards and performance share awards.

As of March 31, 2022, only 899,821 shares remained available for future grant under the 2020 Plan. The Board believes that the issuance of equity awards is a key element underlying our ability to recruit, retain and motivate talent and is a substantial contributing factor to our success and the future growth of our business. However, we believe that the shares currently available for grant under the 2020 Plan will be insufficient to meet our anticipated recruiting and retention needs. Therefore, the Board believes that the approval of the Amended 2020 Plan is in the best interests of our Company and its shareholders and recommends a vote in favor of this proposal.

If this Proposal No. 5 is adopted by our shareholders, the Amended 2020 Plan will become effective upon the date of the AGM. In the event that our shareholders do not approve this Proposal No. 5, the Amended 2020 Plan will not become effective, and the 2020 Plan will continue in its current form.

As of March 31, 2022, share awards covering an aggregate of 2,613,157 ordinary shares and 187,725 restricted share units were outstanding under the 2020 Plan, and up to 2,766,184 shares subject to options that were granted under the 2019 Plan and that were granted pursuant to option contracts granted prior to our IPO, in each case that expire, terminate, are forfeited or otherwise not issued from time to time, if any, will be added back to the share available for issuance.

If our request to increase the share reserve of the 2020 Plan by 750,000 shares is approved, we will have approximately 1,649,821 shares available for grant after the AGM, which the Board believes will provide sufficient equity for attracting, retaining and motivating employees for into at least 2024, based on our current anticipated needs.

We Carefully Manage the Use of Equity Awards

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing shareholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize shareholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, non-employee directors and consultants.

The following table provides certain additional information regarding our use of equity awards.

As of March 31,
2022
Total number of ordinary shares subject to outstanding options	5,379,341
Weighted-average exercise price per ordinary share of outstanding options	$22.20
Weighted-average remaining term of outstanding options (in years)	8.17
Total number of ordinary shares subject to outstanding full value awards, including restricted shares and restricted share units ("RSUs")	187,725
Total number of ordinary shares available for grant under the 2020 Plan	899,821
Total number of ordinary shares outstanding	29,644,438
Per-share closing price of our ADSs (each representing one ordinary share) as reported on the Nasdaq Global Select Market	$43.88

Common measures of an equity incentive plan’s cost include burn rate, dilution and overhang. The burn rate refers to how fast a company uses the supply of shares authorized for issuance under its equity incentive plan. Over the last three years, we have maintained an average burn rate of 11% of ordinary shares outstanding per year, including shares of preferred share on an as-converted basis. Dilution measures the degree to which our shareholders’ ownership has been diluted by share-based compensation awarded under our equity incentive plans and also includes shares that may be awarded under our equity incentive plans in the future (“overhang”).

The following table shows how our key equity metrics have changed over the past three years:

Key Equity Metrics	2019	2020	2021
Burn Rate (1)	19%	7%	7%
Overhang (2)	19%	22%	17%
Dilution (3)	15%	18%	16%

(1)	Burn rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year.
(2)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.

(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

In evaluating whether to approve the Amended 2020 Plan, the Board and Compensation Committee reviewed our historical issuances under the 2020 Plan and considered our future needs for equity awards under the 2020 Plan, based on our plans for future expansion and growth in light of our anticipated recruiting and retention needs and changes in Company capitalization and dilution. We intend to grant future equity awards under the Amended 2020 Plan in amounts that are reasonable and based on market data prepared by the independent compensation consultant to the Compensation Committee.

The approval of the Amended 2020 Plan will allow us to continue to grant options and restricted share units and would allow us to grant other awards described below, at levels determined appropriate by the Board or the Compensation Committee. The Amended 2020 Plan will continue to provide us with flexibility in designing equity incentives in an environment where competition for highly trained and experienced employees, non-employee directors and consultants is high among biopharmaceutical companies. The Amended 2020 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, non-employee directors and consultants, consistent with our compensation philosophy and common compensation practice for our industry.

The Amended 2020 Plan Combines Compensation and Governance Best Practices

The Amended 2020 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including:

●	No discounted options or share appreciation rights. All options and share appreciation rights (“SARs”), granted under the Amended 2020 Plan must have an exercise price equal to or greater than the fair market value of our ordinary shares on the date the option or SAR is granted.
●	Awards subject to forfeiture/clawback. Awards granted under the Amended 2020 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that we adopt. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
●	No dividend or dividend equivalent rights for awards other than restricted shares. Holders of awards granted under the Amended 2020 Plan, other than holders of restricted shares, will not be entitled to dividend or dividend equivalent rights unless and until such awards are settled in ordinary shares. Holders of restricted shares will be entitled to receive dividends, if and when declared, but any ordinary shares issued as dividends will be subject to the same restrictions on transferability and forfeiture as the underlying restricted shares.
●	No liberal change in control definition. The change in control definition in the Amended 2020 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2020 Plan to be triggered.
●	Material amendments require shareholder approval. Consistent with Nasdaq rules, the Amended 2020 Plan requires shareholder approval of any material revisions to the Amended 2020 Plan. In addition, certain other amendments to the Amended 2020 Plan require shareholder approval.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the Amended 2020 Plan.

The Board of Directors Recommends

a Vote “For” Proposal 5.

Description of Amended 2020 Plan

The material terms of the Amended 2020 Plan are summarized below. The following description of the Amended 2020 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2020 Plan. Shareholders are urged to read the actual text of the Amended 2020 Plan in its entirety, which is attached to this proxy statement as Annex B. Except as otherwise required by the context, references below to our ordinary shares include our ADSs.

Purpose

The Amended 2020 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our ordinary shares. The Amended 2020 Plan is also designed to align employees’ interests with shareholder interests.

Eligibility

Our employees, directors who are also our employees, and employees of our subsidiaries, are eligible to receive awards under the Amended 2020 Plan. ISOs may be granted under the Amended 2020 Plan only to our employees. Our consultants and directors who are not employees and those of our subsidiaries, are eligible to receive awards under the 2020 Non-Employee Sub-Plan to the Amended 2020 Plan, as described below.

As of March 31, 2022, 147 of our employees, 6 of our non-employee directors and 8 consultants would be eligible to receive awards under the Amended 2020 Plan including under the Non-Employee Sub-Plan. Persons eligible to receive awards under the Amended 2020 Plan, including under the 2020 Non-Employee Sub-Plan, are together referred to as service providers below. Except as otherwise specified, references below to the Amended 2020 Plan include the Non-Employee Sub-Plan.

Administration

The 2020 Plan is administered by our Board, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to as the plan administrator below), subject to certain limitations imposed under the 2020 Plan, and other applicable laws and stock exchange rules. The plan administrator has the authority to take all actions and make all determinations under the 2020 Plan, to interpret the 2020 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2020 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards, set the terms and conditions of all awards under the 2020 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2020 Plan.

Types of Awards

The Amended 2020 Plan provides for the grant of market value options, market value SARs or restricted shares, RSUs, performance share units (“PSUs”) and other share-based awards. All awards under the Amended 2020 Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms, change of control provisions and post-termination exercise limitations.

Shares Available for Awards

The maximum number of ordinary shares that may be issued under our Amended 2020 Plan is 7,216,887, which is the sum of (i) 750,000 new shares, subject to approval of this Proposal No. 5 at the AGM, (ii) 889,821 shares remaining available for grant of new awards under the 2020 Plan as of March 31, 2022, (iii) the number of shares subject to options or other share awards granted under the 2020 Plan and our 2019 Share Option Plan (our “Prior Plan”) that expire, terminate, are forfeited or otherwise not issued, or are withheld to satisfy a tax withholding obligation in connection with an award or to satisfy a purchase or exercise price of an award (such as upon the expiration or termination of a share award prior to vesting), if any, and (iv) the number of shares subject to awards granted pursuant to option contracts issued prior to our initial public offering that may become available for issuance under the Amended 2020 Plan, as such shares become available from time to time, if any. The number of ordinary shares that were subject to outstanding awards granted under the 2020 Plan and our Prior Plan that may become available for issuance under the Amended 2020 Plan, as such shares become available from time to time, was 4,964,109 ordinary shares as of March 31, 2022, and the number of shares subject to awards granted pursuant to option contracts issued prior to our initial public offering that may become available for issuance under the Amended 2020 Plan, as such shares become available from time to time, was 602,957 as of March 31, 2022.

No more than 21,650,000 ordinary shares may be issued under the Amended 2020 Plan upon the exercise of ISOs.

In addition, the number of ordinary shares reserved for issuance under our Amended 2020 Plan will automatically increase on January 1 of each year, during the period commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to 5% of the total number of shares outstanding on December 31 of the preceding calendar year. Our Board may act prior to January 1 of a given year to provide that there will be no increase for such year or that the increase for such year will be a lesser number of ordinary shares. Ordinary shares issued under the Amended 2020 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the Amended 2020 Plan, expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited or if any shares subject to such award are withheld to satisfy a tax withholding obligation in connection with an award or to satisfy a purchase or exercise price of an award, any unused shares subject to the award will, as applicable, become or again be available for new grants under the Amended 2020 Plan.

Awards granted under the Amended 2020 Plan in substitution for any options or other equity or equity-based awards granted by an entity before the entity’s merger or consolidation with us or our acquisition of the entity’s property or shares will not reduce the number of ordinary shares available for grant under the Amended 2020 Plan but will count against the maximum number of ordinary shares that may be issued upon the exercise of incentive options.

Options and Share Appreciation Rights

Options provide for the purchase of our ordinary shares in the future at an exercise price set at no less than the fair market value of an ordinary share on the grant date. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date, with such amount payable in cash, shares or a combination of both. The plan administrator will determine the number of shares covered by each option and SAR, and the conditions and limitations applicable to the exercise of each option and SAR.

In general, the term of options and SARs granted under the Amended 2020 Plan may not exceed ten years from the grant date. If a holder violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement with us, the right of the holder's right to exercise any option or SAR will terminate immediately upon such violation, unless otherwise determined by us. In addition, if a holder is given notice of the holder’s termination of service for cause, and the effective date of such termination of service is subsequent to the date of the delivery of such notice, the right of the holder to exercise any option or SAR will be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the holder's service will not be terminated for cause or (ii) the effective date of the holder’s termination of service with us for cause (in which case the right of the holder to exercise any option or SAR will terminate immediately upon the effective date of such termination of service).

Acceptable forms of consideration for the purchase of our ordinary shares pursuant to an option issued under the Amended 2020 Plan will be determined by the plan administrator and may include cash, wire transfer of immediately available funds, check, ordinary shares previously owned by the holder, payment through a broker assisted exercise or a net exercise feature, delivery of a promissory note, or other good and valuable consideration approved by the plan administrator.

The aggregate maximum number of ordinary shares that may be issued pursuant to the exercise of ISOs granted under the Amended 2020 Plan is 21,650,000. The aggregate fair market value, determined at the time of grant, of our ordinary shares with respect to ISOs that are exercisable for the first time by a holder during any calendar year may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory share options. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

●	the exercise price of the ISO must be at least 110% of the fair market value of the ordinary shares subject to the ISO on the date of grant; and
●	the term of the ISO must not exceed five years from the date of grant.

Restricted Shares, RSUs and PSUs

Restricted shares are an award of non-transferable ordinary shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs and PSUs are contractual promises to deliver our ordinary shares in the future, which may also remain forfeitable unless and until specified conditions are met. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted shares, RSUs and PSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Amended 2020 Plan.

Other Share-Based Awards

Other share-based awards are awards of fully vested ordinary shares and other awards valued wholly or partially by referring to, or otherwise based on, our ordinary shares or other property. Other share-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other share-based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance Criteria

The plan administrator may select performance criteria for an award to establish performance goals for a performance period.

Certain Transactions

In connection with certain corporate transactions and events affecting our ordinary shares, including a change of control, another similar corporate transaction or event, another unusual or nonrecurring transaction or event affecting us or our financial statements or a change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Amended 2020 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the Amended 2020 Plan and replacing or terminating awards under the Amended 2020 Plan. Notwithstanding the generality of the foregoing, in the event of a change of control of us, any awards will vest in full immediately prior to such change of control. Any awards in the form of options which vest in connection therewith will be exercisable for a period determined by the plan administrator (not exceeding six months) and shall lapse thereafter. In addition, in the event of certain non-reciprocal transactions with our shareholders, the plan administrator will make equitable adjustments to the Amended 2020 Plan, the limits thereunder and outstanding awards as it deems appropriate to reflect the transaction.

A change of control is defined in the Amended 2020 Plan as (i) a sale of all or substantially all of our assets; (ii) a person obtaining control of us (defined by reference to the ability to secure that the affairs of the company are conducted in accordance with that person's wishes due to the holding of our shares, other possession of voting power or pursuant to our articles of association or other document); or (iii) a person becoming bound or entitled under sections 979 to 985 of the UK Companies Act 2006 (or similar law of another jurisdiction) to acquire our ordinary shares. The occurrence of a change of control is determined by the plan administrator.

Plan Amendments and Termination

Our Board may amend or terminate the Amended 2020 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Amended 2020 Plan, may materially and adversely affect an award outstanding under the Amended 2020 Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. Further, the plan administrator may, without the approval of our shareholders, amend any outstanding option or SAR to reduce its price per share or cancel any outstanding option or SAR in exchange for cash or another award under the Amended 2020 Plan with an exercise price per share that is less than the exercise price per share of the original option or SAR. The Amended 2020 Plan will remain in effect until the tenth anniversary of its effective date (being the date of its approval by our shareholders) unless earlier terminated by our Board. No awards may be granted under the Amended 2020 Plan after its termination.

Transferability and Participant Payments

Except as the plan administrator may determine or provide in an award agreement, awards under the Amended 2020 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator's consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Amended 2020 Plan, and exercise price obligations arising in connection with the exercise of options under the Amended 2020 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or cheque, our ordinary shares that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.

Non-U.S. and Non-U.K. Participants

The plan administrator may modify awards granted to participants who are non-U.S. or U.K. nationals or employed outside the U.S. and the U.K. or establish sub-plans or procedures to address differences in laws, rules, regulations or customs of such international jurisdictions with respect to tax, securities, currency, employee benefit or other matters or to enable awards to be granted in compliance with a tax favorable regime that may be available in any jurisdiction.

2020 Non-Employee Sub-Plan

The 2020 Non-Employee Sub-Plan governs equity awards granted to our non-employee directors and consultants. The 2020 Non-Employee Sub-Plan provides for awards to be made on identical terms to awards made under our Amended 2020 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2020 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of shares acquired the 2020 Plan. The 2020 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Share Options

Generally, there is no taxation upon the grant of a nonstatutory share option if the option is granted with an exercise price equal to the fair market value of the underlying shares on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying share on the date of exercise of the option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

ISOs

The Amended 2020 Plan provides for the grant of ISOs. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired upon exercise of an ISO exceeds the exercise price of the option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Share Awards

Generally, the recipient of a restricted share award will recognize ordinary income at the time the share is received equal to the excess, if any, of the fair market value of the share received over any amount paid by the recipient in exchange for the share. If, however, the share is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the share), the recipient generally will not recognize income until the share becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the share on the date it becomes vested over any amount paid by the recipient in exchange for the share. A recipient may, however, file an election with the U.S. Internal Revenue Service, within 30 days following his or her receipt of the restricted share award, to recognize ordinary income, as of the date the recipient receives the restricted share award, equal to the excess, if any, of the fair market value of the share on the date the restricted share award is granted over any amount paid by the recipient for the share.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted share award will be the amount paid for such shares plus any ordinary income recognized either when the share is received or when the share becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted share award.

RSU Awards

Generally, the recipient of an RSU award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the shares are delivered equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. To comply with the requirements of Section 409A of the Code, the shares subject to a RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the RSU award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a RSU award will be the amount paid for such shares plus any ordinary income recognized when the shares are delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.

Share Appreciation Rights

Generally, if a SAR is granted with an exercise price equal to the fair market value of the underlying ordinary share on the grant date, the recipient will recognize ordinary income equal to the fair market value of the shares or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the SAR.

Section 162(m) Limitations

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2020 Plan will be subject to the deduction limit under Section 162(m) of the Code.

New Plan Benefits

Amended 2020 Plan

Name and position	Number of Shares (1)
Kevin Lee, Ph.D., MBA, Chief Executive Officer	—
Lee Kalowski, MBA, Chief Financial Officer and President	—
Michael Skynner, Chief Technology Officer	—
All current executive officers as a group	—
All current directors who are not executive officers as a group	105,000	(2)
All current employees, including all current officers who are not executive officers, as a group	—

(1)	Awards granted under the Amended 2020 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2020 Plan.
(2)	Awards granted under the Amended 2020 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2020 Plan. Pursuant to our non-employee director compensation policy currently in effect, in January of each year, the Board or the Compensation Committee will grant to each non-employee director (other than the Chairman) who has not announced an intention either to resign from the Board or not to stand for election at the next annual general meeting of shareholders, (i) an option to purchase 10,000 ordinary shares and (ii) an RSU award for 5,000 ordinary shares, and the Chairman will be granted (i) an option to purchase 20,000 ordinary shares and (ii) an RSU award for 10,000 ordinary shares (the “Annual Grants”). Under the current terms of our non-employee director compensation policy, the aggregate number of shares subject to the Annual Grants that will be granted to all of our current directors who are not executive officers who have not announced an intention either to resign from the Board and the Chairman as a group will be 105,000 shares each year. For additional information regarding our current director compensation program, see the “Director Remuneration” section below.

2020 Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of ordinary shares subject to awards that have been granted (even if not currently outstanding) under the 2020 Plan through March 31, 2022.

2020 Plan

Number of
Name and position	Shares
Kevin Lee, Ph.D., MBA, Chief Executive Officer	350,000
Lee Kalowski, MBA, Chief Financial Officer and President	100,500
Michael Skynner, Chief Technology Officer	100,500
All current executive officers as a group	1,081,621
All current directors who are not executive officers as a group	216,000
Pierre Legault, MBA, CPA, Director Nominee	58,000
Richard Kender, MBA, Director Nominee	29,000
Each associate of any director, executive officer or nominee	—
Each other person who received or is to receive 5% of rights under the 2020 Plan	—
All current employees, including all current officers who are not executive officers, as a group	2,557,822

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021. Information is included for equity compensation plans approved by our shareholders. We do not have any equity compensation plans not approved by our shareholders.

	Number of securities to be		Number of securities
	issued upon	Weighted‑average exercise	remaining available for
	exercise of outstanding	price of outstanding	future issuance
	options, warrants	options, warrants	(excluding securities
	and rights	and rights	reflected in column (a))
Plan Category	(a) (1)	(b) ($)	(c) (#)
Equity compensation plans approved by security holders	4,603,486	$14.97	1,055,389 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,603,486	$14.97	1,055,389

(1)	Amounts include outstanding awards under our 2019 Plan and 2020 Plan. There are no outstanding awards under the 2019 Employee Share Purchase Plan (the “ESPP”).
(2)	Amounts reflect the ordinary shares available for future issuance under our 2020 Plan and our 2019 Employee Share Purchase Plan. As of December 31, 2021, 449,507 ordinary shares remained available for issuance under the 2020 Plan, and 605,882 ordinary shares remained available for issuance under the ESPP.

The 2020 Plan provides that on the first day of each financial year following adoption of the 2020 Plan, and ending on and including January 1, 2030, the number of ordinary shares reserved for issuance pursuant to the 2020 Plan shall be cumulatively increased by 5% of the number of ordinary shares outstanding as of December 31 of the calendar year preceding such January 1. As of January 1, 2022, the number of ordinary shares available for issuance under the 2020 Plan increased automatically by 5% of our outstanding ordinary shares as of December 31, 2021, or 1,478,968 shares, pursuant to this provision. This increase is not reflected in the table above.

Similarly, the ESPP provides that on January 1, 2020 and each January 1 thereafter through January 1, 2029, the number of ordinary shares reserved and available for issuance under the ESPP shall be cumulatively increased by the lower of: (i) 430,000 ordinary shares; (ii) one percent (1%) of the number of ordinary shares issued and outstanding on the immediately preceding December 31; or (iii) such lesser number of shares as determined by the Compensation Committee. As of January 1, 2022, the number of ordinary shares available for issuance increased automatically by 1% of our outstanding ordinary shares as of December 31, 2021, or 295,793 shares, pursuant to this provision. This increase is not reflected in the table above.

PROPOSAL 6—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2022

PROPOSAL 7—RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION

OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROPOSAL 8—AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2022

The Audit Committee is responsible for the selection, appointment and negotiation of the remuneration of our U.S. independent registered public accounting firm and our U.K. statutory auditors. The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England (“PwC”) as our U.S. independent registered public accounting firm for our fiscal year ending December 31, 2022 and the re-appointment of PwC as our U.K. statutory auditors until the conclusion of our 2023 annual general meeting of shareholders. In proposals 6 and 7, we are asking our shareholders to ratify the selection of PwC as our U.S. independent registered public accounting firm and to re-appoint PwC as our U.K. statutory auditors.

Our organizational documents do not require that the shareholders ratify the selection of PwC as our U.S. independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. Even if the selection of PwC is ratified, the Audit Committee in its discretion may direct the appointment of a different U.S. independent registered public accounting firm at any time during the year if our Audit Committee determines to make such a change. In the event our shareholders fail to ratify the selection of PwC, our Audit Committee will consider whether to select other auditors for the year ending December 31, 2022.

In accordance with the Companies Act, our U.K. statutory auditors must be re-appointed at each meeting at which the annual report and accounts are presented to our shareholders. If this proposal is not approved by our shareholders at the AGM, our Audit Committee may appoint auditors to fill the vacancy.

PwC has served as our or our predecessor’s independent registered public accounting firm since 2010, which includes periods before we become subject to SEC reporting requirements. In addition, PwC has served as our or our predecessor’s U.K. statutory auditors since 2010. We expect representatives of PwC to be in attendance at the AGM, to make a statement if they so desire, and to be available to respond to appropriate questions.

In accordance with the Companies Act, the remuneration of our U.K. statutory auditors must be fixed in a general meeting of shareholders or in such manner as may be determined in a general meeting of shareholders. In proposal 8, we are asking our shareholders to authorize the Audit Committee to determine the remuneration of PwC as our U.K. statutory auditors for the year ending December 31, 2022.

Independent Registered Public Accounting Firm Fees

The table below sets forth a summary of the fees billed to us by PwC for professional services rendered for the years ended December 31, 2021 and December 31, 2020. All such audit and audit-related services were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2021	2020
Audit Fees(1)	$1,503,000	$1,068,000
Audit‑related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$1,503,000	$1,068,000

(1)	Audit fees include fees for the audit and quarterly reviews of our 2021 and 2020 consolidated financial statements, statutory audits, offering prospectuses, registration statement filings and issuance of consents.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit, review and attest services and permitted non-audit services rendered by PwC. The policy generally permits the Audit Committee to pre-approve, on an annual basis, specified services in the defined categories of audit services, audit-related services, tax services and other permitted non-audit services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the auditor or on an individual, explicit, case-by-case basis before the auditor is engaged to provide each service.

The Audit Committee has determined that the rendering of certain services other than audit services by PwC are compatible with maintaining the accounting firm’s independence.

The Audit Committee has delegated to its chair the authority, from time to time, to pre-approve non-audit services not prohibited by law to be performed by our independent auditors and associated fees, provided that the estimated fees for such permitted non-audit services do not exceed specified thresholds and provided that the chair shall report any decisions to pre-approve such non-audit services and fees to our full Audit Committee at its next regular meeting.

Vote Required

The affirmative vote of holders representing a simple of a majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to ratify the appointment of PricewaterhouseCoopers LLP as our U.S. independent registered public accounting firm, to re-appoint PricewaterhouseCoopers LLP as our U.K. statutory auditors and to authorize our Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2022.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE:

●	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022
●	RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS
●	AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2022

PROPOSAL 9—RESOLUTION TO RECEIVE AND ADOPT OUR 2021 U.K. ANNUAL REPORT

In accordance with the Companies Act, our Board is required to present our 2021 U.K. Annual Report, which includes the audited portion of the directors’ annual report on remuneration, to the shareholders at the AGM. We will provide our shareholders with an opportunity to raise questions in relation to the 2021 U.K. Annual Report at the AGM. In accordance with best practice, we are proposing an ordinary resolution to receive and adopt the 2021 U.K. Annual Report.

The 2021 U.K. Annual Report may be found in the AGM section of our website at https://investors.bicycletherapeutics.com.

Vote Required

The affirmative vote of holders representing a simple of a majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to receive and adopt the 2021 U.K. Annual Report.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION

TO RECEIVE AND ADOPT OUR 2021 U.K. ANNUAL REPORT

PROPOSAL 10—APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

The Companies Act requires that our directors’ remuneration report, as set forth as Annex A to this proxy statement and on pages 27 to 56 of the 2021 U.K. Annual Report, be subject to an annual advisory vote. Accordingly, we are asking shareholders to approve, on an advisory basis, the directors’ remuneration report.

Our Board considers that appropriate remuneration of directors plays a vital part in helping to achieve our overall objectives. We encourage shareholders to read the directors’ remuneration report. Our Board and the Compensation Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our U.K. statutory auditors, PwC, have audited those parts of the directors’ remuneration report that are required to be audited. Our Board has approved and signed the report in accordance with English law.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution.

This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our Board and Compensation Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF OUR U.K. STATUTORY

DIRECTORS’ ANNUAL REPORT ON REMUNERATION SET FORTH IN ANNEX A

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our nominees for re-election as directors at the AGM are both currently serving as members of our Board. Information about each such nominee is set forth in the proposals 1 and 2 and is incorporated into this section by reference. Set forth below is a list of our directors and their ages as of the date of this proxy statement.

Name	Age	Position
Pierre Legault, MBA, CPA	61	Director and Non‑Executive Chairman
Kevin Lee, Ph.D., MBA	53	Chief Executive Officer and Executive Director
Janice Bourque, MBA	65	Non‑Executive Director
Jose-Carlos Gutierrez-Ramos, Ph.D.	59	Non‑Executive Director
Veronica Jordan, Ph.D.	71	Non‑Executive Director
Richard Kender, MBA	66	Non‑Executive Director
Sir Greg Winter, FRS	70	Non‑Executive Director

Biographical information for those directors who are not standing for re-election at the AGM and who will remain seated following the AGM, including each such individual’s principal occupation, business experience and education, and an explanation of the qualifications, skills and experiences that we believe are relevant to such individual’s service on our Board, are set forth below. Mr. Legault’s and Mr. Kender’s biographies are set forth above in Proposals 1 and 2, respectively.

Kevin Lee Ph.D., MBA has served as our Chief Executive Officer and a member of our Board since September 2015. From April 2012 to September 2015, Dr. Lee served as Senior Vice President and Chief Scientific Officer of the Rare Disease Research Unit at Pfizer Inc., a pharmaceutical company. From November 2004 to April 2012, Dr. Lee worked at GlaxoSmithKline plc, where in addition to leading the formation of multiple strategic commercial and academic partnerships, he led epigenetics research and was responsible for the creation of the EpiNova Discovery Performance Unit. Before joining GlaxoSmithKline, Dr. Lee was a lecturer at Warwick University Medical School and founded Cambridge Biotechnology Ltd, which specialized in developing small molecule and peptide therapeutics for inflammation and metabolic diseases before its trade sale to Biovitrum in 2005 and Neurosolutions (now Oncosil Medical Ltd ASX). Dr. Lee received a BPharm from Nottingham University and a Ph.D. in pharmacology from Cambridge University. Dr. Lee has an MBA from Warwick Business School and currently serves as a non-executive director for Nodthera Ltd, a position he has held since October 2018, and as a non-executive director at Alchemab Ltd., a position he has held since May 2021. We believe that Dr. Lee is qualified to serve on our Board based on his extensive leadership, executive, managerial, business and pharmaceutical and biotechnology company experience, along with his years of industry experience in the development and commercialization of pharmaceutical products.

Janice Bourque, MBA has served as a member of our Board since July 2019. Ms. Bourque is a Managing Director in Hercules Capital's life sciences group and has more than 25 years of life science experience and a focus on emerging growth stage companies. Previously, Ms. Bourque has consulted for Commons Capital, served as Senior Vice President and Group Head Life Sciences at Comerica Bank and was President and Chief Executive Officer of the Massachusetts Biotechnology Council. Ms. Bourque currently serves on the board of directors of Poxel, SA and the Village Bank. Ms. Bourque has also served on the board of directors of the MIT Koch Institute for Integrative Cancer Research. She holds a B.S. in veterinary science and an MBA in finance and accounting from the University of New Hampshire. We believe that Ms. Bourque is qualified to serve on our Board based on her extensive experience as a senior executive and board member in the life sciences sector.

Veronica Jordan, Ph.D. has served as a member of our Board since October 2019. Dr. Jordan has been a corporate director for more than 15 years, with extensive experience in the biopharmaceutical industry, and has been an advisor to companies developing novel healthcare products. Since 2007, Dr. Jordan has served as an independent consultant to healthcare companies and contract research organizations and as Managing Director of Golden Seeds, an angel investor network. She was previously CEO and President of Medelle Corporation, a private medical device company, and held various executive roles at PAREXEL International during her 14 years on the company's management team. Dr. Jordan has been a member of the board of directors of Aspira Women's Health, Inc. (formerly Vermillion, Inc.) since 2014. From 2006 to 2016, she was a member of the board of directors of Albany Molecular Research, Inc. Dr. Jordan earned a B.A. in biochemistry from Cambridge University and a Ph.D. in biochemistry and cell biology from Oxford University. We believe that Dr. Jordan is qualified to serve on our Board based on her extensive experience across diverse corporate functions, including clinical operations, business development, and corporate governance.

Jose-Carlos Gutierrez-Ramos, Ph.D. has served as a director since March 2021. Since January 2021, Dr. Gutierrez-Ramos has served as the Chief Science Officer at Danaher Corporation, a publicly traded science and technology company. Prior to that, Dr. Gutierrez‑Ramos was the Global Head of Global Drug Discovery at AbbVie, Inc., a publicly traded biopharmaceutical company, from February 2020 to January 2021. From June 2018 to February 2020, he was the chief executive officer and president of Repertoire Immune Medicine Inc., a biotechnology company. From 2015 to May 2018, he served as chief executive officer and president of Synlogic, Inc., a biotechnology company. Earlier in his career, Dr. Gutierrez‑Ramos held positions at Pfizer Inc., GlaxoSmithKline plc, and Millennium Pharmaceuticals, Inc. Dr. Gutierrez‑Ramos has served on the board of directors of Momenta Pharmaceuticals since March 2016. Dr. Gutierrez‑Ramos received a B.S. from Universidad Complutense de Madrid and his Ph.D. in immunochemistry from the Universidad Autonoma de Madrid. We believe that Dr. Gutierrez-Ramos is qualified to serve on our Board based on his executive experience at pharmaceutical and biotechnology companies, as well as his prior experience with our company based on his service on our Scientific Advisory Board from 2017 to 2019.

Sir Gregory Winter, FRS is our Co-Founder and has served on of our Board since our inception. Sir Gregory was a member of staff of the Medical Research Council Laboratory of Molecular Biology (LMB) in Cambridge, U.K. from 1981 to 2012, serving as both Deputy and Acting Director. He is currently a Fellow of Trinity College, Cambridge and was previously the Master of Trinity College, Cambridge from October 2012 to June 2019. Sir Greg also serves as a consultant to biotechnology companies, is a non-Executive Director of Bit Bio Ltd and Immutrin Ltd, and a Science Partner of Ahren Innovation Capital. He is a Fellow of the Royal Society and was knighted in 2004 for services to science. In 2018, Sir Gregory was awarded a Nobel Prize in Chemistry for his work in developing phage display for the directed evolution of antibodies and peptides to produce new medicines. He was the Acting Chairman of Biosceptre International Limited from 2016 to 2018, and was a founder and non-Executive Director of Cambridge Antibody Technology and Domantis Ltd. We believe that Sir Greg is qualified to serve on our Board based on his extensive research experience, knowledge of antibody medicines and academic achievements, combined with his experience in the biotechnology industry.

Board Diversity

The Board diversity matrix, below, provides the diversity statistics for our Board of Directors.

Board Diversity Matrix (As of March 31, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	2	4	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1

Corporate Governance

Board Independence

As required under the Nasdaq listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that all of our directors, other than Kevin Lee, Pierre Legault and Sir Greg Winter, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us.

Board Leadership Structure

The leadership structure of our Board separates the positions of Chief Executive Officer and Chairman of the Board in order to ensure independent leadership of the Board. Our Board believes that this separation is appropriate for us at this time because it allows for a division of responsibilities, with our Chief Executive Officer focused on leading our company while the Chairman can focus on leading the Board in overseeing management, and for a sharing of ideas between individuals having different perspectives. In addition, we believe that having a Chairman who is different from the Chief Executive Officer creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our company and its shareholders.

Role of the Board in Risk Oversight

Our Board believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations, financial condition and performance. Our Board focuses its oversight on the most significant risks facing our company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on our company.

Our Audit Committee, as part of its responsibilities, oversees the management of financial risks, including accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. Our Audit Committee is also responsible for overseeing the management of risks relating to the performance of our internal audit function, if required, and our independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures and risks related to data privacy and cybersecurity. Additionally, pursuant to its charter, the Audit Committee may retain, as necessary, subject matter experts and advisers to assist in its oversight of risk management within our company. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Meetings of the Board

Our Board held five meetings during the fiscal year ended December 31, 2021. Each of the incumbent directors attended at least 80% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the AGM.

As required under applicable Nasdaq listing standards, in fiscal year 2021, our independent directors met five times in regularly scheduled executive sessions at which only independent directors were present.

Committees of our Board of Directors

Our Board has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The following table provides membership and meeting information for each committee for the year ended December 31, 2021:

			Nominating
			and
			Corporate
Name	Audit	Compensation	Governance
Janice Bourque, MBA
Jose-Carlos Gutierrez-Ramos, Ph.D.
Veronica Jordan, Ph.D.
Richard Kender, MBA
Total meetings in 2021	7	8	5

Committee Chair

Member

Financial Expert

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are available on our website at https://investors.bicycletherapeutics.com.

Audit Committee

Our Audit Committee is currently composed of Janice Bourque, Veronica Jordan, and Richard Kender, with Mr. Kender serving as chair of the committee. Our Board has determined that each member of our audit committee is financially literate and that Mr. Kender is an “audit committee financial expert” within the meaning of SEC regulations and the applicable Nasdaq listing standards. The Audit Committee held seven meetings during 2021.

The Audit Committee’s responsibilities include:

●	appointing, determining the compensation for, retaining and overseeing our independent registered public accounting firm;

●	evaluating the performance of our independent registered public accounting firm and assessing such auditors’ qualifications and independence;
●	determining and approving engagements of our independent registered public accounting firm, prior to commencement of such engagements, to perform all proposed audit, review and attest services and non-audit services;
●	reviewing with management and the independent registered public accounting firm the results of the annual audit, the auditors’ views about qualitative aspects of our significant account practices, the reasonableness of any significant judgments and estimates, all misstatements identified during the audit, the adequacy of disclosures in the financial statements, and any other matters required to be communicated to the Audit Committee under applicable standards;
●	reviewing and discussing with management and the independent registered public accounting firm our financial statements and related disclosures and certifications in connection with our annual and quarterly financial statements and overseeing the preparation and review of our U.K. statutory accounts and U.K. annual report;
●	exercising general oversight over our information security and technology risks, including our information security and related risk management programs, and reviewing management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as our Code of Business Conduct and Ethics;
●	conferring with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of our internal control over financial reporting and establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; and
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters and considering and approving or disapproving all related party transactions.

AUDIT COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the U.S. independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the U.S. independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Audit Committee of the Board of Directors

Richard Kender, Chair

Janice Bourque

Veronica Jordan

Compensation Committee

Our Compensation Committee is currently composed of Janice Bourque, Veronica Jordan and Richard Kender, with Dr. Jordan serving as chair of the committee. The Compensation Committee held eight meetings during 2021.

The Compensation Committee’s responsibilities include:

●	reviewing, modifying (as needed) and approving, or reviewing and recommending to the Board for approval, as applicable, our overall compensation strategy and policies, including with respect to annual corporate goals and objectives related to the compensation of our Chief Executive Officer and other executive officers and senior management;
●	determining and approving, or reviewing and recommending to the Board for approval, the compensation and other terms of employment of our Chief Executive Officer and evaluating the performance of our Chief Executive Officer;
●	evaluating and approving, or recommending to the Board for approval, the achievement of individual performance goals and objectives of our other executive officers and senior management and determining all elements of the compensation and other terms of employment of these executive officers and other senior management;
●	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to non-employee Board members;
●	adopting, amending, terminating and otherwise administering our compensation and similar plans;
●	appointing, compensating and overseeing the work of any compensation consultant or other advisor retained by the Compensation Committee;
●	preparing any Compensation Committee report required by SEC rules or English law to be included in our annual proxy statement or U.K. annual report; and
●	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Janice Bourque and Jose-Carlos Gutierrez-Ramos, with Ms. Bourque serving as chair of the committee. The Nominating and Corporate Governance Committee held five meetings during 2021. The Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying and evaluating candidates to serve on our Board consistent with criteria approved by the Board;
●	periodically reviewing, discussing, and assessing the performance of the Board, including Board committees;
●	overseeing the Board’s committee structure and operations and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairs;
●	developing and recommending to the Board a set of corporate governance guidelines; and

●	developing and periodically reviewing the plans for succession of our executive officers and the Chairman of the Board and considering the Board’s leadership structure.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee periodically determines the characteristics, skills and experience required to be a director and develops criteria to be considered in selecting nominees for director. The Board believes that candidates for director should have certain minimum qualifications, including: experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; high standards of personal and professional ethics and integrity; having sufficient time to devote to the affairs of our company; and a demonstrated history of actively contributing at board meetings if the nominee serves or has previously served on other boards. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are also reviewed in the context of the current composition of the Board, the operating requirements of our company and the long-term interests of shareholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee typically consider diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability. The Board also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity.

Shareholder Recommendations and Nominees

It is the policy of our Board that the Nominating and Corporate Governance Committee consider both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by sending a written request to Bicycle Therapeutics plc, Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT, United Kingdom, Attn: Jim Sutcliffe, Company Secretary. The shareholder must also provide the shareholder’s name and address of record, a representation that the shareholder is a record holder of our securities (or, if not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act), the nominee’s name, age, business and residential addresses, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years, a description of the qualifications and background of the nominee which addresses the minimum qualifications and other criteria for Board membership approved by the Board; a description of all arrangements or understandings between the shareholder and the proposed director candidate, and consent of the nominee (i) to be named in the proxy statement relating to our annual meeting of shareholders and (ii) to serve as a director if elected at such annual meeting. Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee.

In accordance with our Articles of Association, no person (other than a director retiring by rotation or otherwise) shall be elected or re-elected as a director at any general meeting unless: (a) he or she is recommended by the Board; or (b) at least seven but not more than 42 clear days before the date appointed for the meeting we have received notice from a shareholder (other than the person proposed) entitled to vote at the meeting of their intention to propose a resolution for the election or re-election of that person, stating the particulars which would, if he or she were so elected or re-elected, be required to be included in our register of directors and a notice executed by that person of his or her willingness to be elected, or re-elected, is lodged at our registered office. Shareholders who desire to nominate persons directly for election to the Board of Directors at an annual general meeting of shareholders must meet the deadlines and other requirements to propose a resolution set forth under “Questions and Answers about these Proxy Materials and Voting ⸺ Will there be any other business conducted at the Meeting?” and “Additional Information—Shareholder Proposals for 2022 Annual General Meeting.” Any vacancies on the Board occurring between our annual general meetings of shareholders may be filled by the Board.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available on our website at https://investors.bicycletherapeutics.com. We expect that any amendments to this code or any waivers of its requirements will be disclosed on our website.

Shareholder Communication with the Board

It is the policy of our Board to allow shareholders to communicate with its members. Communications may be addressed to the entire Board or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board. Shareholders can contact members of the Board by writing care of our Company Secretary at our registered office address.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and related footnotes set forth information with respect to the beneficial ownership of our ordinary shares, as of April 7, 2022, by:

●	each beneficial owner of more than 5% of our ordinary shares;
●	each of our named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 7, 2022 are considered outstanding. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 29,646,438 ordinary shares outstanding as of April 7, 2022.

Unless otherwise indicated, the address for each of the shareholders listed in the table below is c/o Bicycle Therapeutics plc, Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT, United Kingdom.

	Beneficial Ownership
	Number	Percent
Beneficial Owner	of Shares	of Total
5% Stockholders
Ridgeback Capital Investments L.P.(1)	2,164,801	7.3%
Cambridge Innovation Capital (Jersey) Limited(2)	1,751,437	5.9%
Janus Henderson Group plc(3)	1,695,409	5.7%
Point72 Asset Management L.P.(4)	1,572,823	5.3%
Entities affiliated with SV Life Sciences Fund V, L.P.(5)	1,562,451	5.3%
Entities affiliated with Glaxosmithkline plc(6)	1,529,561	5.2%
Deep Track Capital, L.P.(7)	1,496,138	5.0%
Named Executive Officers and Directors
Kevin Lee, Ph.D., MBA(8)	949,845	3.1%
Lee Kalowski, MBA(9)	398,093	1.3%
Michael Skynner, Ph.D.(10)	355,292	1.2%
Janice Bourque, MBA(11)	81,110	*
Jose-Carlos Gutierrez-Ramos, Ph.D.(12)	28,333	*
Veronica Jordan, Ph.D.(13)	78,444	*
Richard Kender, MBA(14)	81,110	*
Pierre Legault, MBA, CPA(15)	240,139	*
Sir Gregory Winter, FRS(16)	213,927	*
All executive officers and directors as a group (12 persons)(17)	2,900,182	9.0%

*	Less than 1%.
(1)	This information shown is as of December 31, 2021 and is based on a Schedule 13G/A filed on February 14, 2022. Represents 2,164,801 ADSs, representing 2,164,801 ordinary shares owned by Ridgeback Capital Investments L.P. (“RCILP”). Ridgeback Capital Investments LLC (“RCI”) is the general partner of RCILP, and pursuant to an investment management agreement, Ridgeback Capital Management LLC (“RCM”) maintains investment and voting power with respect to the securities held or controlled by RCI. Wayne Holman, an individual, controls RCM. RCM and RCI may be deemed to own beneficially all of the securities held by RCILP. Each of RCM and RCI disclaim beneficial ownership of any of these securities, except to the extent of any pecuniary interest therein. The address of RCILP, RCM and RCI is 30 Star Island Drive, Miami, Florida, 33139.
(2)	The information shown is as of May 22, 2019 and is based on a Schedule 13D filed on June 7, 2019. Represents ordinary shares held by Cambridge Innovation Capital (Jersey) Limited (“CIC Jersey”), which solely owned by Cambridge Innovation Capital plc (“CIC”). Each of CIC Jersey and CIC disclaims beneficial ownership of the ordinary shares except to the extent of its pecuniary interest in such shares. The address of CIC and CIC Jersey is Gaspé House, 66 72 Esplanade, St. Helier, Jersey, JE2 3QT.
(3)	This information shown is as of December 31, 2021 and is based on a Schedule 13G filed on February 11, 2022. Consists of 1,695,409 ADSs, representing 1,695,409 ordinary shares, purchased by Janus Capital Group, Inc. (“JCGI”) pursuant to our at-the-market offering program. Janus Henderson Group plc (“Janus Henderson”) has a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”). As a result of its role as investment adviser or sub-adviser to JCGI, JHIUS may be deemed to be the beneficial owner of 1,695,409 of our ordinary shares. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held by JCGI and disclaims any ownership associated with such rights. The address of Janus Henderson is 201 Bishopsgate, London EC2M 3AE, United Kingdom.
(4)	This information shown is as of December 31, 2021 and is based on a Schedule 13G/A filed on February 14, 2022. Represents 1,572,823 ADSs, representing 1,572,823 ordinary shares, held by certain investment funds managed by Point72 Asset Management, L.P. (“Point72 Asset Management”). Pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to the securities held by certain investment funds it manages. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management. Steven A. Cohen controls each of Point72 Asset Management and Point72 Capital Advisors, Inc. Each of Point72 Asset Management, Point72 Capital Advisors, Inc. and Mr. Cohen may be deemed to beneficially own all of the securities held by certain of the investment funds managed by Point72 Asset Management. Each of Point72 Asset Management, Point72 Capital Advisors, Inc. and Mr. Cohen disclaims beneficial ownership of any of the securities covered by this statement. The address of Point72 Asset Management, Point72 Capital Advisors, Inc. and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.
(5)	The information shown is as of July 21, 2021 and is based on a Schedule 13G filed on August 16, 2021. Represents 1,530,115 ordinary shares held by SV Life Sciences Fund V, L.P. (“SVLS V LP”) and 32,336 ordinary shares held by SV Life Sciences Fund V Strategic Partners, L.P. (“Strategic Partners” and together with SVLS V LP, the “SVLS Funds”). SV Life Sciences Fund V (GP), L.P., (“SVLS V GP”), the general partner of the SVLS Funds, and SVLSF V, LLC, the general partner of SVLS V GP, may be deemed to beneficially own the shares held by each of the SVLS Funds. Each of SVLS V GP and SVLSF V, LLC disclaims beneficial ownership of the ordinary shares held by the SVLS Funds except to the extent of any pecuniary interest therein. The investment committee of SVLS V, LLC controls voting and investment decisions over the ordinary shares held by the SVLS Funds by a majority vote. As such, no member of the investment committee of SVLS V, LLC may be deemed to have any beneficial ownership of the ordinary shares held by the SVLS Funds. Each of the SVLS Funds has shared voting and shared dispositive power with respect to all of the ordinary shares that the respective entity beneficially owns. Voting and investment power over the ordinary shares beneficially owned by the SVLS Funds has been delegated to SVLS V GP. SVLS V GP has delegated voting and investment decisions to SVLSF V, LLC, which, in turn, has delegated such decisions to an investment committee. Kate Bingham is a Managing Partner at SV Health Investors and a member of the investment committee of SVLSF V LLC. The principal business address of the SVLS Entities is c/o SV Health Investors, One Boston Place, 201 Washington Street, Suite 3900, Boston, Massachusetts 02108.
(6)	The information shown is as of August 5, 2021 and is based on a Schedule 13D/A (Amendment No. 3) filed on September 16, 2021. Represents 1,529,561 ordinary shares held directly by GSK Investments, Limited, formally S.R. One, Limited, an indirect, wholly owned subsidiary of GlaxoSmithKline plc. GlaxoSmithKline plc has the sole power to vote or direct the vote, and the sole power to dispose or to direct the disposition, 1,529,561 ordinary shares. The address of GSK Investments, Limited and Glaxosmithkline plc is 980 Great West Road, Brentford, Middlesex TW8 9GS, England.

(7)	The information shown is as of January 24, 2022 and is based on a Schedule 13G filed on January 27, 2022. Consists of 1,496,138 ADSs, representing 1,496,138 ordinary shares, purchased by Deep Track Capital, LP, which is beneficially owned by Deep Track Biotechnology Master Fund, Ltd. and David Kroin. Deep Track Capital, LP is the relevant entity for which David Kroin may be considered a control person. The address of Deep Track Capital, LP is 200 Greenwich Ave, 3rd Floor, Greenwich, Connecticut 06830.
(8)	Consists of 225,085 ordinary shares and 724,760 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 7, 2022.
(9)	Consists of ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 7, 2022.
(10)	Consists of 41,123 ordinary shares and 314,169 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 7, 2022.
(11)	Consists of 76,110 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 7, 2022, as well as 5,000 ordinary shares associated with fully vested restricted share units (“RSUs”).
(12)	Consists of 23,333 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 7, 2022, as well as 5,000 ordinary shares associated with fully vested RSUs.
(13)	Consists of 73,444 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 7, 2022, as well as 5,000 ordinary shares associated with fully vested RSUs.
(14)	Consists of 76,110 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 7, 2022, as well as 5,000 ordinary shares associated with fully vested RSUs.
(15)	Consists of 230,139 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 7, 2022, as well as 10,000 ordinary shares associated with fully vested RSUs.
(16)	Consists of 163,927 ordinary shares, 45,000 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 7, 2022, and 5,000 ordinary shares associated with fully vested RSUs.
(17)	Consists of 488,937 ordinary shares, including 35,000 ordinary shares associated with fully vested RSUs, and 2,411,245 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 7, 2022.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Parties

We have adopted a written related party transactions policy that such transactions must be approved by our Audit Committee. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the related person has a direct or indirect material interest. For purposes of this policy, a “related person” will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of any class of our voting securities, and their immediate family members.

In connection with the adoption of the policy, the Audit Committee pre-approved the following transactions that are not subject to further review by the Audit Committee. In connection with each regularly scheduled meeting of the Audit Committee, a summary of any new related person transactions deemed pre-approved (other than director and executive compensation arrangements) shall be provided to the Audit Committee for its review.

●	any compensation paid to a director or executive officer if such compensation (i) is required to be reported in our annual proxy statement or (ii) in the case of an executive officer who is not a family member of any other executive officer, would have been required to be reported in our annual proxy statement if the executive officer was a “named executive officer”;
●	any transaction with another company, other than an acquisition by us of that company, if the only relationship that the related person has with such company is as a non-executive employee, director or beneficial owner of less than 10% of such company’s shares, provided that the aggregate amount involved in such transaction does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues and that the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;
●	any transaction in which the related person’s interest arises solely from beneficially owning our securities if all of our securityholders receive the same benefit on a pro rata basis (e.g., dividends); and
●	any transaction with an institutional investor who is a related person if such institutional investor is a related person solely because of its beneficial ownership of more than 5% of a class of our voting securities and does not take an active role in the management or direction of our business, provided that the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

For purposes of the policy, we refer to certain related-party transactions below in which (a) we were a participant, (b) the amount involved exceeded or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years, and (c) one or more related persons had a direct or indirect material interest. Transactions involving compensation for services provided to us by an employee, director, consultant or individual performing in a similar capacity by a related person are not covered by this policy.

Certain Related Party Transactions

Below are our related-party transactions since January 1, 2020 to which we were a party or will be a party, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled “Director Remuneration” and “Executive Compensation.”

We believe that the terms obtained or the consideration that we paid or received, in each case as applicable, in connection with the transactions described below were comparable to the terms available or the amounts that we would pay or receive, in each case as applicable, in arm’s-length transactions with unrelated third parties.

Consulting Agreement with Stone Sunny Isles, Inc.

In March 2019, we entered into a consultancy agreement with Stone Sunny Isles, Inc., or Stone Sunny Isles, pursuant to which Stone Sunny Isles has agreed to make available Pierre Legault to provide advisory services to us as requested by our Board of Directors or our chief executive officer. In consideration for the provision of the advisory services, we pay Stone Sunny Isles a monthly retainer of £10,416, which is billed in U.S. Dollars. Pierre Legault is the President, Treasurer and Director of Stone Atlanta Estates LLC, the successor-in-interest to Stone Sunny Isles.

Founder Royalty Arrangements

We have entered into two royalty agreements with our founders, including Sir Greg Winter (who is one of our directors), and our initial investors, Atlas Venture Fund VIII LP (which was a holder of more than 5% of our share capital) and Novartis Bioventures LTD (which was and is a holder of more than 5% of our share capital). Pursuant to the first royalty agreement, we are obligated to pay a royalty percentage in the low single digits on net sales arising from products licensed under our collaboration agreement with Oxurion. Pursuant to the second royalty agreement, we are obligated to pay a royalty percentage in the low single digits on net sales arising from products licensed under the AstraZeneca collaboration agreement.

Indemnification Agreements

Prior to the completion of our initial public offering in May 2019, we entered into deeds of indemnity with each of our directors and officers. Pursuant to these deeds of indemnity, we agreed, subject to limitations set forth in each agreement, to indemnify each director and executive officer to the fullest extent permitted by law against liabilities arising out of or in connection with any civil, criminal, administrative, investigative, regulatory, or other proceeding that relates to any acts or omissions alleged to have occurred while such director or executive officer was acting in such capacity. On November 6, 2019, the Audit Committee approved the entry by us into amended and restated deeds of indemnity with each of our directors and executive officers. The amendments to the prior forms of indemnity deeds were intended to make certain technical and non-substantive changes.

DIRECTOR REMUNERATION

Non-Employee Director Compensation Policy

We established our Non-Employee Director Compensation Policy at the time of our initial public offering in May 2019 in order to attract and retain non-employee directors who have the knowledge, skills and experience to serve as a member of our Board. Our non-employee directors are compensated through equity awards and the payment of cash fees, as described below. All equity awards granted in accordance with this policy shall be granted under our then-current equity incentive plan (or director equity incentive plan, if any). Directors who are employed by us will receive no additional compensation for their service as directors.

Equity Compensation

Following a non-employee director’s initial election to our Board, the Board or the Compensation Committee shall grant the non-employee director an option to purchase a specified number of ordinary shares (the “Initial Grant”) at the next scheduled meeting of the Board or the Compensation Committee, as applicable. In 2021, the Initial Grant comprised an option to purchase 32,000 ordinary shares that vested in 36 equal tranches at the end of each calendar month following the date of grant, subject to continued service by the director as of such vesting date. In December 2021, our Board approved an amendment to our Non-Employee Director Compensation Policy to provide that the Initial Grant shall be an option to purchase 20,000 of the Company’s ordinary shares and an RSU for 10,000 ordinary shares. The options and RSUs comprising the Initial Grant will vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to continued service by the director as of such vesting date.

Our Non-Employee Director Compensation Policy also provides for an annual grant of options to be made to our non-employee directors. In December 2021, our Board approved an amendment to our Non-Employee Director Compensation Policy to provide that, in January of each year, the Board or the Compensation Committee will grant to each non-employee director (other than the Chairman) who has not announced an intention either to resign from the Board or not to stand for election at the next annual general meeting of shareholders, an option to purchase 10,000 ordinary shares and 5,000 RSUs, and the Chairman will be granted an option to purchase 20,000 ordinary shares and 10,000 RSUs (each, an “Annual Grant”). Each of Mses. Bourque, Jordan, Dr. Gutierrez-Ramos, Mr. Kender and Sir Gregory Winter received Annual Grants of options to purchase 10,000 ordinary shares and 5,000 RSUs, and Mr. Legault received an Annual Grant of an option to purchase 20,000 ordinary shares and 10,000 RSUs, in January 2022. If a new non-employee director joins our Board following the date of grant of the Annual Grant in any calendar year, such non-employee director will be granted a pro-rata portion of the next Annual Grant, based on the time between his or her appointment and the date of such Annual Grant. Annual Grants shall be vested in full as of the date of grant.

Cash Fees

Each non-employee director receives an annual cash fee for service on the Board and for service on each committee of which the director is a member. The chairs of the Board and of each committee receive higher fees for such service. In December 2021, our Board approved an amendment to our Non-Employee Director Compensation Policy which increased the fees paid to members and the chair of the Nominating and Corporate Governance Committee from $4,000 and $8,000, respectively, to $5,000 and $10,000, respectively. In addition, the Board approved fees to be paid to the members and Chair of our Scientific Committee. These changes were effective beginning January 1, 2022.

For 2022, the fees payable to each non-employee director for service on the Board and for service on each committee of the Board on which the director is a member is as follows:

	Member	Chair
	Annual Fee	Annual Fee
Board of Directors	$45,000	£5,000
Audit Committee	$8,500	$20,000
Compensation Committee	$6,500	$14,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Strategic Committee	$30,000	N/A
Scientific Committee	$5,000	$10,000

The fees owed to our directors for their Board and committee service are payable in arrears in 12 substantially equal monthly installments, subject to deduction of applicable income tax or national insurance, which we are required by law to deduct, and any other statutory deductions, provided that (i) the amount of such payment shall be prorated for any portion of such month during which the director was not serving and (ii) no fee shall be payable in respect of any period prior to the date of our initial public offering. Non-employee director fees may be paid in GBP, USD, or a combination depending on the personal situation of each non-employee director. We also reimburse the reasonable expenses incurred by non-employee directors in connection with attendance at Board or committee meetings or other company-related activities upon submission of appropriate documentation.

Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2021. The compensation for Dr. Lee as an executive officer is set forth in the section of this proxy statement titled Executive Compensation—Summary Compensation Table.

	Fees Earned or		Option	All Other
	Paid in Cash		Awards	Compensation		Total
Name	($)		($)(1)(2)	($)		($)
Kate Bingham, MBA(4)	25,898	(3)	203,502	—		229,400
Janice Bourque, MBA	63,000		203,502	—		266,502
Jose-Carlos Gutierrez-Ramos, Ph.D.	34,000		565,897			599,897
Veronica Jordan, Ph.D.	58,348		203,502	—		261,850
Richard Kender, MBA	96,500		203,502	—		300,002
Pierre Legault, MBA, CPA	36,418		407,004	172,574	(5)	615,996
Sir Greg Winter, FRS	40,000	(3)	203,502	—		243,502

(1)	The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted to our directors as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 10 to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 1, 2021 for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column do not reflect the actual economic value that may be realized by the directors.

(2)	The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of December 31, 2021:

Options
Outstanding
Name	(#)
Kate Bingham, MBA	35,000
Janice Bourque, MBA	67,000
Jose-Carlos Gutierrez-Ramos, Ph.D.	32,000
Veronica Jordan, Ph.D.	67,000
Richard Kender, MBA	67,000
Pierre Legault, MBA, CPA	210,139
Sir Greg Winter, FRS	35,000

(3)	Paid in GBP and converted at the following exchange rate: 1 GBP = $1.2837 USD.
(4)	Mses. Bingham resigned from the Board on June 28, 2021.
(5)	Amount represents fees paid pursuant to a consulting agreement between us and an entity affiliated with Mr. Legault in connection with services Mr. Legault provides to us. For additional information, see the section titled “Transactions with Related Persons—Certain Related Party Transactions—Consulting Agreement with Stone Sunny Isles, Inc.”

Deeds of Indemnification

We entered into a deed of indemnity with each of our directors and executive officers to indemnify them against certain liabilities and expenses incurred by them in connection with claims made by reason of their being such a director or executive officer. In addition to such indemnification, we provide our directors and executive officers with directors’ and officers’ liability insurance.

Non-Executive Director Appointment Letters

We have entered into letters of appointment with each of our non-executive directors. These letters set forth the main terms on which each of our non-executive directors serve on our Board. Continued appointment under the letter is contingent on continued satisfactory performance as a member of the Board and as a member of a committee, if applicable, as well as being re-elected at the annual general meetings in accordance with our Articles of Association. Each appointment is normally terminable by either party on between one and three months’ written notice (or, in some cases, payment in lieu of notice), but may be terminated immediately in certain circumstances. Upon termination, the non-executive director is entitled to a pro-rata amount of the annual fee (if applicable) that is outstanding and payable up to the date of termination, and reimbursement in the normal way of any expenses properly incurred before that date.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers and their ages as of the date of this proxy statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
Kevin Lee, Ph.D., MBA	53	Chief Executive Officer and Director
Lee Kalowski, MBA	41	President and Chief Financial Officer
Nigel Crockett, Ph.D.	57	Chief Business Officer
Nicholas Keen, Ph.D.	54	Chief Scientific Officer
Alistair Milnes	48	Chief Operating Officer
Michael Skynner, Ph.D.	53	Chief Technology Officer
Dominic Smethurst, MA, MBChB, MRCP, MFPM	48	Chief Medical Officer

Biographical information for Dr. Lee is included above with the director biographies under the section of this proxy statement titled “Board of Directors and Corporate Governance.”

Lee Kalowski, MBA has served as our Chief Financial Officer since July 2017 and as our President since January 2019. Prior to joining us, from September 2014 until September 2016, Mr. Kalowski served as the Chief Financial Officer and from September 2016 until May 2017, served as the consulting Chief Financial/Business Officer of Tokai Pharmaceuticals, Inc., a biopharmaceutical company. Prior to Tokai, from June 2010 to September 2014, Mr. Kalowski served in global biotechnology equity research at Credit Suisse, where he covered companies in the biopharmaceutical industry as a Senior Analyst from May 2011 until September 2014 and as an Associate from June 2010 until May 2011. Mr. Kalowski received a B.A. in biology and economics from Union College and an MBA from The Wharton School of the University of Pennsylvania.

Nigel Crockett, Ph.D. has served as our Chief Business Officer since September 2019. From 2005 until joining us, Dr. Crockett was founding partner at Tukan Partners, Ltd., a business consultancy specializing in biotechnology. Prior to Tukan, he held commercial and business development roles within the life sciences sector, including as Vice President, Business Development at Astex Therapeutics, a Cambridge, UK-based company focused on drug discovery and development for oncology and central nervous system disorders. Dr. Crockett earned a Ph.D. in Molecular Biology from Cambridge University and a B.Sc. in Chemistry from the University of Manchester.

Nicholas Keen, Ph.D. has served as our Chief Scientific Officer since January 2017. Prior to joining us, from April 2011 until December 2016, Dr. Keen was the Head of Oncology Drug Discovery at the Cambridge (US) office of the Novartis Institutes for Biomedical Research, a subsidiary of Novartis AG, a pharmaceutical company. Prior to Novartis, from August 2005 to March 2011, Dr. Keen led the early lead generation group for oncology at AstraZeneca plc’s US research site in Waltham, Massachusetts, and before this, from January 1997 to July 2005 worked in AstraZeneca’s UK oncology research group. Dr. Keen completed his undergraduate studies at the University of Cambridge, his graduate studies at the Imperial Cancer Research Fund in Cambridge and his post-doctoral studies at the Laboratory of Molecular Biology in Cambridge.

Alistair Milnes was appointed our Chief Operating Officer in January 2022, and previously he served as our Vice President, Human Resources and Communications since January 2021. Prior to joining us, Mr. Milnes provided independent human resources consulting services, including to us, from October 2020 to December 2020. He also previously served as Strategic Advisor, Transformation, People and Communications at Rio Tinto from January 2020 to December 2020, and in roles of increasing responsibility at Gazprom Marketing & Trading Ltd. from 2010 to October 2019, including serving as Director of Global Human Resources from December 2013 to November 2017, following which he became Director of Global Human Resources and Communications. Mr. Milnes received his B.A. from Edinburgh Napier University.

Michael Skynner, Ph.D. was appointed our Chief Technology Officer in January 2022, and previously he served as our Chief Operating Officer from January 2018, and as our Vice President of Operations from January 2016 to

January 2018. Prior to joining us, Dr. Skynner worked at Pfizer Inc., a pharmaceutical company, from September 2013 to January 2016, where he was Head of Rare Disease Alliances, led rare disease efforts in Europe and founded and ran the Pfizer Rare Disease Consortium. Prior to Pfizer, from May 2008 to September 2013, Dr. Skynner worked at GlaxoSmithKline plc, a pharmaceutical company, where he focused on developing therapeutics targeting inflammatory kinases. Prior to GlaxoSmithKline, in 2001, Dr. Skynner co-founded Cambridge Biotechnology Ltd, which specialized in developing small molecule and peptide therapeutics for inflammation and metabolic diseases before its trade sale to Biovitrum in 2005. Dr. Skynner obtained his Ph.D. in biochemistry from Imperial College.

Dominic Smethurst, MA, MBChB, MRCP, MFPM has served as our Chief Medical Officer since July 2020. Prior to joining us, from February 2019 to July 2020, Dr. Smethurst was a medical consultant, advising biopharma companies on clinical development strategies and licensing projects. Prior to that, from September 2016 to September 2018, he served as Chief Medical Officer of Tusk Therapeutics, an immuno-oncology company acquired by Roche. From June 2015 to September 2016, Dr. Smethurst served as Vice President Oncology and Global Therapeutic Area Lead at Icon, a global contract research organization. Before Icon, he held physician leadership roles at AstraZeneca, Amgen and Adaptimmune. Dr. Smethurst is a Member of both the Royal College of Physicians and the Faculty of Pharmaceutical Medicine. He earned an MBChB with Distinction from Addenbrooke’s Clinical School Cambridge, as well as an MA from Christ’s College Cambridge.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of compensation paid to our Chief Executive Officer, and the next two most highly compensated executive officers who were serving as our executive officers as of December 31, 2021 (collectively, the “named executive officers”):

						Non‑Equity
					Option	Incentive Plan		All Other
		Salary		Bonus	Awards	Compensation		Compensation		Total
Name and Principal Position	Year	($)		($)(1)	($)(2)(3)	($)(4)		($)		($)
Kevin Lee, Ph.D., MBA	2021	676,690	(5)	—	3,061,917	653,631	(5)	73,081	(5)(6)	4,465,319
Chief Executive Officer	2020	592,250		—	1,349,965	501,361		63,173		2,506,749
Lee Kalowski, MBA	2021	477,405		21,150	863,461	322,200		11,600	(7)	1,695,816
Chief Financial Officer and President	2020	463,500		—	385,704	292,631		11,400		1,153,235
Michael Skynner, Ph.D.	2021	506,642	(5)	21,735	863,461	341,990	(5)	54,929	(5)(8)	1,788,757
Chief Technology Officer	2020	441,200		—	385,704	280,112		47,695		1,154,711

(1)	See “—Narrative Disclosure to Summary Compensation Table—Bonus” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(2)	The amounts shown for option awards represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with ASC 718. See Note 10 to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 1, 2022 for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column do not reflect the actual economic value that may be realized by the named executive officers.
(3)	See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(4)	The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. See “—Narrative Disclosure to Summary Compensation Table—Annual Performance-Based Cash Compensation” below for a description of the material terms pursuant to which this compensation was awarded.
(5)	The amounts have been converted from GBP to USD using an exchange rate of 1 GBP = $1.3757 as of December 31, 2021.
(6)	The amounts reported represent $1,805 in private medical coverage, $6,485 in employer personal pension plan contributions, and $64,791 in cash paid in lieu of employer personal pension plan contributions provided to Dr. Lee.
(7)	Amounts represent the employer matching contribution to the named executive officer’s 401(k) plan contributions during the relevant year.
(8)	The amounts reported represent $1,763 in private medical coverage, $5,503 in employer personal pension plan contributions, and $47,663 in cash paid in lieu of employer personal pension plan contributions provided to Dr. Skynner.

Narrative Disclosure to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary going forward. See “—Employment and Service Arrangements with Our Named Executive Officers” for additional information.

Bonus

The amounts in the “Bonus” column of the Summary Compensation Table include a one-time bonus our Compensation Committee approved and which was paid to all of our employees in 2021 for exceptional performance during the Covid-19 pandemic.

For Dr. Skynner, the amount in the “Bonus” column of the Summary Compensation Table also includes Dr. Skynner’s portion of the Enzo Cerundolo Publication Award, which is an award that we give in Dr. Cerundolo’s honor for the best Bicycle publication each year. The Enzo Cerundolo Publication Award is $10,000, which is shared equally among the authors of the winning publication.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. Our program is designed to incentivize the successful execution of our business strategy over the long term and to provide long-term retention of our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Historically, we have used stock option grants for this purpose, in part because options can also provide tax and other advantages to our executive officers relative to other forms of equity compensation. Effective in January of 2022, we expanded our equity-based incentive program to include grants of restricted share units.

Our 2020 Equity Incentive Plan with Non-Employee Sub-Plan (the “2020 Plan”) allows the Compensation Committee to grant options to purchase ordinary shares and other share-based awards to our officers, employees, directors and other service providers (including consultants). We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Compensation Committee and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our executive officers as well as for our other employees.

In connection with our annual grant process, on January 4, 2021, our Compensation Committee granted each of Dr. Lee, Mr. Kalowski and Dr. Skynner an option to purchase 250,000, 70,500 and 70,500 of our ordinary shares, respectively, at an exercise price of $17.95 per share under the 2020 Plan, which plan was the successor to our 2019 Share Option Plan (the “2019 Plan”).

Annual Performance-Based Cash Compensation

In May 2019, our Board adopted the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”) to provide our named executive officers and other members of our management team with cash bonus payments based upon the attainment of performance targets established by our Compensation Committee. The payment targets will be related to financial and operational measures or objectives with respect to our company, or corporate performance goals, as well as individual performance objectives.

Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each executive. The corporate performance goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the Compensation Committee determines. If the corporate performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period. Subject to the rights contained in any agreement between the executive officer and us, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment. The Bonus Plan also permits the Compensation Committee to approve additional bonuses to executive officers in its sole discretion and provides the Compensation Committee with discretion to adjust the size of the award as it deems appropriate to account for unforeseen factors beyond management’s control that affected corporate performance.

The Board determined a corporate goal achievement level of 138% for 2021 and also approved an individual performance multiplier applicable to those employees receiving top performance rankings. The amounts reported for 2021 represent the named executive officer’s respective cash bonus payments based upon the attainment of 138% of corporate performance targets, and individual performance. Such performance-based bonuses are typically paid shortly following the end of the calendar year in which they are earned. These performance-based bonuses are reflected above in the column of the Summary Compensation Table entitled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2021. All options are options to purchase ordinary shares.

			Option Awards
			Number of	Number of
			Securities	Securities
			Underlying	Underlying
			Unexercised	Unexercised	Option
			Options	Options	Exercise	Option
			(#)	(#)	Price	Expiration
Name	Grant Date		Exercisable	Unexercisable	($)	Date
Kevin Lee, Ph.D., MBA	12/17/2018	(1)	164,743	—	0.01	12/13/2028
	4/25/2019	(2)	32,737	12,160	8.03	4/24/2029
	6/28/2019	(3)	235,939	70,313	14.00	6/27/2029
	1/2/2020	(4)	100,625	109,375	9.82	1/2/2030
	1/4/2021	(5)	—	250,000	17.95	1/3/2031
Lee Kalowski, MBA	7/24/2017	(6)	59,774	—	1.47	7/23/2027
	4/25/2019	(2)	1,903	3,865	8.03	4/24/2029
	6/28/2019	(3)	244,050	39,364	14.00	6/27/2029
	1/2/2020	(4)	18,750	31,250	9.82	1/2/2030
	1/4/2021	(5)	—	70,500	17.95	1/3/2031
Michael Skynner, Ph.D.	12/17/2018	(7)	48,382	761	0.01	12/13/2028
	12/17/2018	(8)	9,444	2,808	0.01	12/13/2028
	4/25/2019	(2)	7,630	2,834	8.03	4/24/2029
	6/28/2019	(3)	158,354	25,541	14.00	6/27/2029
	1/2/2020	(4)	28,750	31,250	9.82	1/2/2030
	1/4/2021	(5)	—	70,500	17.95	1/3/2031

(1)	All of the shares subject to this option vested as of May 23, 2021.
(2)	One-fourth of the shares subject to the option vested on January 1, 2020, and the remaining shall vest in 36 substantially equal monthly installments thereafter.

(3)	Vests in 36 substantially equal monthly installments at the end of each calendar month following the date of the grant.
(4)	One-fourth of the shares subject to the option vested on January 2, 2021, and the remaining shall vest in 36 substantially equal monthly installments thereafter.
(5)	One-fourth of the shares subject to the option vested on January 4, 2022, and the remaining shall vest in 36 substantially equal monthly installments thereafter.
(6)	All of the shares subject to the option vested as of July 24, 2021.
(7)	All of the shares subject to the option vested as of January 31, 2022.
(8)	One-fourth of the shares subject to the option vested on November 1, 2019, and the remaining shall vest in 36 substantially equal monthly installments thereafter.

Employment and Service Arrangements with Our Named Executive Officers

Below are descriptions of our employment and service agreements and arrangements with our named executive officers.

Kevin Lee

Our subsidiary BicycleTx Limited, or BicycleTx, entered into an amended and restated service agreement with Dr. Lee effective on September 26, 2019, which was subsequently amended in 2020 and 2021 solely with respect to exchange rate conversion provisions thereof (the “Lee Service Agreement”). Pursuant to the Lee Service Agreement, Dr. Lee currently serves as our Chief Executive Officer and reports to our Board. Dr. Lee’s base salary for 2020 was $592,250. Prior to 2021, Dr. Lee’s salary was set in USD and converted to and paid in GBP pursuant to a mechanism set out in his service agreement. To simplify administration and to control for disparate impacts of exchange rate fluctuations on our executive officers, our Compensation Committee approved a modification to our compensation practices to provide that as of January 1, 2021, the salaries of all of our United Kingdom-based executive officers would be both set and paid in GBP. Accordingly, Dr. Lee’s annual base salary for 2021 was set at £494,602 (or $675,572, converted by reference to the GBP: USD exchange rate on December 31, 2020 of 1.36589), and his annual base salary for 2022 has been set at £544,100 (or $734,388, converted by reference to the GBP: USD exchange rate on December 31, 2021 of 1.3497). Dr. Lee is eligible for an annual performance bonus, the target for which in 2021 was set at 60% of his annual base salary, which performance-based bonus may be paid in cash, in whole or in part, or options to purchase our ordinary shares. Dr. Lee received a cash bonus for 2021 performance in the amount of $653,631. Dr. Lee’s target bonus for 2022 was set at 65% of his 2022 annual base salary. Dr. Lee is also eligible to participate in BicycleTx’s employee benefit plans generally available to BicycleTx executive employees, subject to the terms of those plans.

Dr. Lee’s employment has no specified term, but can be terminated by either party by giving the other party no less than six months’ notice in writing. Dr. Lee’s employment may be terminated, immediately and without notice, pursuant to the conditions specified in the Lee Service Agreement, in which event Dr. Lee would then be entitled to certain accrued obligations and may, depending on the circumstances, be entitled to receive payment in lieu of salary and benefits for all or any part of the notice period to which he would otherwise have been entitled. If Dr. Lee’s employment is terminated as a result of his death, by BicycleTx without Cause or by Dr. Lee for Good Reason (each as defined in the Lee Service Agreement), BicycleTx will owe Dr. Lee severance pay, the amount of which will depend on whether such termination occurs within the 12 month period following a Change of Control (as defined in the Lee Service Agreement) of us. If such termination occurs within such 12 month period, Dr. Lee would be entitled to receive a payment equal to 1.5 times his then annual base salary and target annual performance bonus, and benefits continuation (or cash in lieu thereof) for 18 months following his termination. Any equity awards held by Dr. Lee subject to time based vesting would also become fully vested. If such termination occurs other than within the 12 month period following a Change of Control of us, Dr. Lee would be entitled to receive a payment equal to one times his then annual base salary, and benefits continuation (or cash in lieu thereof) for 12 months following termination. In order to receive any severance under the

Lee Service Agreement, Dr. Lee must sign and not revoke a separation agreement that includes a release of claims and a reaffirmation of the non-competition provisions of the Lee Service Agreement. The Lee Service Agreement also binds Dr. Lee to customary confidentiality, intellectual property and post termination covenants.

Lee Kalowski

Our subsidiary Bicycle Therapeutics Inc., or Bicycle Inc., entered into an amended and restated employment agreement with Mr. Kalowski on September 26, 2019 (the “Kalowski Employment Agreement”). Pursuant to the Kalowski Employment Agreement, Mr. Kalowski serves as our President and Chief Financial Officer and reports to our Chief Executive Officer. Mr. Kalowski’s base salary for 2021 was $477,405, and his annual performance bonus target was 45% of his annual base salary. Mr. Kalowski received a cash bonus for 2021 performance in the amount of $322,200. Mr. Kalowski’s base salary for 2022 was increased by our Compensation Committee to $525,100. In addition, Mr. Kalowski’s target bonus for 2022 was increased to 50% of his 2022 annual base salary. Mr. Kalowski is also eligible to participate in Bicycle Inc.’s employee benefit plans generally available to, and on the same basis as, similarly-situated employees of Bicycle Inc., subject to the terms of those plans.

Mr. Kalowski’s employment is at will and may be terminated at any time by Bicycle Inc. or Mr. Kalowski. In the event Mr. Kalowski’s employment is terminated, he would then be entitled to certain accrued obligations. In the case of termination due to death or Disability (as defined in the Kalowski Employment Agreement) only, those accrued obligations would include the annual bonus amount that Mr. Kalowski would have otherwise earned for performance in such preceding calendar year. If Mr. Kalowski’s employment is terminated by Bicycle Inc. without Cause or by Mr. Kalowski for Good Reason (each as defined in the Kalowski Employment Agreement), provided he signs and does not revoke a separation agreement that includes a release of claims and a non-competition agreement, Bicycle Inc. will pay him severance, the amount of which will depend upon whether such termination occurs within the 12-month period following a Change of Control (as defined in the Kalowski Employment Agreement) of us. If such termination occurs within such 12-month period, Mr. Kalowski would be entitled to receive 12 months of continued base salary, his target annual performance bonus paid in one lump sum, and payment by Bicycle Inc. of the employer portion of premiums for continued group health coverage for up to 12 months following his termination. Any equity awards held by Mr. Kalowski subject to time-based vesting would also become fully vested. If such termination occurs other than within the 12-month period following a Change of Control of us, Mr. Kalowski would be entitled to receive nine months of continued base salary and payment by Bicycle Inc. of the employer portion of premiums for continued group health coverage for up to nine months following termination. The Kalowski Employment Agreement also binds Mr. Kalowski to customary confidentiality, intellectual property and post-termination covenants.

Michael Skynner

BicycleTx entered into an amended and restated service agreement with Dr. Skynner effective on September 26, 2019, which was subsequently amended in 2020, 2021, and 2022 solely with respect to exchange rate conversion provisions thereof (the “Skynner Service Agreement”). Pursuant to the Skynner Service Agreement, Dr. Skynner served as our Chief Operating Officer until January 2, 2022. Effective January 3, 2022, Dr. Skynner was appointed to the newly created position of Chief Technology Officer and reports to our Chief Executive Officer. To simplify administration and to control for disparate impacts of exchange rate fluctuations on our executive officers, our Compensation Committee approved a modification to our compensation practices to provide that as of January 1, 2021, the salaries of all of our United Kingdom-based executive officers would be both set and paid in GBP. Accordingly, Dr. Skynner’s annual base salary for 2021 was £368,290 (or $503,044, converted by reference to the GBP: USD exchange rate on December 31, 2020 of 1.36589). Dr. Skynner earned a cash bonus for 2021 performance in the amount of $341,989. Dr. Skynner’s base salary for 2022 is £405,100 (or $546,776, converted by reference to the GBP: USD exchange rate on December 31, 2021 of 1.3497). In March 2022, Dr. Skynner’s target bonus was increased to 50% of his 2022 annual base salary. Dr. Skynner is also eligible to participate in BicycleTx’s employee benefit plans generally available to BicycleTx executive employees, subject to the terms of those plans.

Dr. Skynner’s employment has no specified term, but can be terminated by either party in writing giving the other no less than six months’ notice. Dr. Skynner’s employment may also be terminated, immediately and without notice, pursuant to the conditions specified in the Skynner Service Agreement, in which event Dr. Skynner would be entitled to certain accrued obligations and may, depending on the circumstances, be entitled to receive payment in lieu of salary and benefits for all or any part of the notice period to which he would otherwise have been entitled. If Dr. Skynner’s employment is terminated as a result of his death, by BicycleTx without Cause or by Dr. Skynner for Good Reason (each as defined in the Skynner Service Agreement), BicycleTx will owe Dr. Skynner severance pay, the amount of which will depend on whether such termination occurs within the 12-month period following a Change of Control (as defined in the Skynner Service Agreement) of us. If such termination occurs within such 12-month period, Dr. Skynner would be entitled to receive a payment equal to 12 months of his then-annual base salary, his target annual performance bonus for the year of termination, and benefits continuation (or cash in lieu thereof) for 12 months following his termination. Any equity awards held by Dr. Skynner subject to time-based vesting would also become fully vested. If such termination occurs other than within the 12-month period following a Change of Control (as defined in the Skynner Service Agreement) of us, Dr. Skynner would be entitled to receive a payment equal to nine months of his then annual base salary, and benefits continuation (or cash in lieu thereof) for nine months following termination. In order to receive any severance under the Skynner Service Agreement, Dr. Skynner must sign and not revoke a separation agreement that includes a release of claims and a reaffirmation of the non-competition provisions of the Skynner Service Agreement. The Skynner Service Agreement also binds Dr. Skynner to customary confidentiality, intellectual property and post-termination covenants.

Personal Pension Plan

We currently maintain a defined contribution retirement plan, commonly referred to in the U.K. as a personal pension plan, provided by Scottish Widows Group, through which we make contributions to each of our eligible U.K. employee’s personal pension plan accounts, in an amount selected by us. In 2021, for employees with the job title ‘director’ and above, we contributed an amount equal to 12% of each participant’s basic annual earned salary to the participant’s personal pension plan account. For all other employees, this amount was equal to 8% of each participant’s basic annual earned salary, and all employees, subject to certain criteria based on their circumstances, have the option to receive the cash equivalent of this contribution at the election of the relevant employee. Each participant may also make additional contributions at his or her discretion.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits pursuant to the Code. We have the ability to make discretionary contributions to the 401(k) plan and currently match each participant’s contribution up to a maximum of 4% of their eligible compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board and Auditors of Bicycle Therapeutics plc for the year ended December 31, 2021

Consistent with its obligations under the Companies Act, our Board will present at the AGM our 2021 U.K. Annual Report, which has been approved by and, where appropriate, signed on behalf of our Board and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration and the existing remuneration policy, is included as Annex A to this proxy statement. A complete copy of our 2021 U.K. Annual Report, including the statutory Board of Directors report, strategic report and auditor’s report on our U.K. accounts are being sent to you as part of the Proxy Materials. We will provide our shareholders with an opportunity to raise questions in relation to the 2021 U.K. Annual Report at the AGM.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The Companies Act generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The Companies Act generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Companies Act and cannot be waived by our shareholders.

Shareholder Proposals and Director Nominations for 2023 Annual General Meeting

Pursuant to the various rules promulgated by the SEC and without prejudice to the rights of a shareholder of record under the Companies Act, shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2023 annual general meeting of shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.

In order to be considered for inclusion in our proxy statement for our 2023 annual general meeting of shareholders, shareholder proposals must be received by our Company Secretary in writing at c/o Bicycle Therapeutics plc, Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or December 30, 2022. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the Meeting, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

Shareholder proposals submitted for consideration at our 2023 annual general meeting of shareholders, but not submitted for inclusion in our proxy statement for our 2023 annual general meeting of shareholders, must be received by our Company Secretary at our principal executive offices, Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT no later than 45 days before the anniversary of the date of the AGM, or May 13, 2023. However, if the date of the 2023 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the Meeting, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2023 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2023 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by Rule 14a-4 of the Exchange Act.

Under section 338 of the Companies Act, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require us to include such resolution in our notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by us at the Office of the Company Secretary, Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

In addition to satisfying the forgoing requirements under our articles of association and the Companies Act, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 28, 2023.

Shareholder Rights

Under section 527 of the Companies Act, members meeting the threshold requirement set out in that section have the right to require us to publish on a website a statement setting out any matter relating to: (i) the audit of our accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with our auditor ceasing to hold office since the previous meeting at which annual accounts or reports were laid in accordance with section 437 of the Companies Act. We may not require the shareholders requesting any such website publication to pay our expenses in complying with sections 527 or 528 of the Companies Act. Where we are required to place a statement on a website under section 527 of the Companies Act, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which must be dealt with at the AGM includes any statement that we have been required, under section 527 of the Companies Act, to publish on a website.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single set of Proxy Materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the Proxy Materials. A single set of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker or us. Direct your written request to Bicycle Therapeutics plc, Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT, United Kingdom, Attn: Jim Sutcliffe, Company Secretary. Shareholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Questions

If you have any questions or need more information about the AGM please write to us at:

Bicycle Therapeutics plc

Attn: Jim Sutcliffe, Company Secretary

Building 900 Babraham Research Campus

Babraham

Cambridge, CB22 3AT

United Kingdom

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Company Secretary, Bicycle Therapeutics plc, Building 900, Babraham Research Campus, Babraham, Cambridge CB22 3AT, United Kingdom.

Annex A

Directors’ Remuneration Report

Annual Statement from the Chair of the Compensation Committee

Dear Shareholders,

As the Chair of the Compensation Committee (the “Committee”), I am pleased to present, on behalf of the board of directors (the “Board”) of Bicycle Therapeutics plc (the “Parent Company” and, together with its subsidiaries, the “Company”, “Bicycle”, “our”, “we” or “us”), the Directors’ Remuneration Report for the year ended 31 December 2021 (the “Remuneration Report”), which is the Company’s third such report following the Parent Company’s initial public offering (the “IPO”) and listing on The Nasdaq Stock Market (“NASDAQ”) on 23 May 2019.

The Remuneration Report will be subject to an advisory vote at the forthcoming Annual General Meeting to be held on 27 June 2022 (the “AGM”). There are no other matters that the Parent Company requires approval for under Chapter 4A of Part 10 of the Companies Act 2006. The Directors’ Remuneration Policy (the “Remuneration Policy”) was approved by the shareholders at the Parent Company’s first AGM on 29 June 2020. Following the IPO in May 2019, this will be the Parent Company’s third AGM as a listed company.

Introduction

Our shareholders approved our Remuneration Policy at our first AGM following our IPO on NASDAQ in 2019. We believe that our approved Remuneration Policy provides an appropriate framework to meet our objectives to establish a broad range of remuneration programs and policies, that both compensate and incentivise directors and senior executives to deliver growth in a long-term and sustainable manner, and that are aligned strategically with our shareholders to appropriately position the Company as a global biopharmaceutical company.

As we move into 2022 and beyond, the Committee’s role will be to continue to ensure that directors and senior executives are appropriately compensated and incentivised to deliver growth in a long-term and sustainable manner, and to continue to establishing remuneration programs that are grounded in market practice, effective at driving proper executive behaviours, clearly link pay and performance and are cost-efficient overall to shareholders. Key considerations guiding our Remuneration Policy are described in more detail on page 29 of the Remuneration Report. The Remuneration Policy will be renewed every three years (unless a revised policy is approved by shareholders).

The global marketplace for talent

We are a biopharmaceutical company headquartered in the UK and with operations in both the UK and the U.S. Given that the market for experienced directors and biopharmaceutical executive talent, particularly in the U.S., is very competitive, the Committee references the U.S. market as the leading indicator for executive and director remuneration levels and practices. This will help attract and retain directors and motivate the superior executive talent needed to successfully manage the Company’s complex global operations. Being consistent in this market view of the U.S. as the primary benchmark for remuneration practices for our Executive and Non-Executive Directors is key for the Company as it builds its global operations in a manner designed to deliver sustainable long-term growth and shareholder value.

In taking any actions, the Committee is mindful of the general UK compensation framework, including investor bodies’ guidance and the UK Corporate Governance Code, and has considered these when determining the remuneration programs and policies where it believes they best serve the long-term interests of shareholders.

Directors’ Remuneration Report (continued)

Pay for performance

We believe that a significant portion of the remuneration of our Executive Director should be based on achieving objectives designed to create inherent value in the Company, and ultimately on achieving value creation for our shareholders. In line with this belief, the compensation of our Executive Director includes short term incentives based on corporate and personal goals. Similarly, all directors receive equity incentives designed to reward long-term value creation for our shareholders.

2021 remuneration outcome

As outlined above, a core principle of Bicycle’s Remuneration Policy is the link between pay and performance. In the financial year 2021 (being the year ended 31 December 2021), the annual bonus paid to Kevin Lee, our Chief Executive Officer (“CEO”), was determined by the Board following an assessment of the corporate and personal objectives achieved in the year. Kevin Lee received a bonus of 160% of his target bonus, which resulted in a total bonus pay out of 96% of salary earned for the financial year 2021. The bonus was paid in cash in February 2022. This outcome was based on achievements versus goals in the following key areas: Corporate Development, Clinical Development, Financial and Organisational Development. In considering the above outcomes, the Committee assessed whether the outcomes reflected the underlying performance of the Company and concluded that no discretionary adjustments were required.

Some of the key highlights of the 2021 year, all in the context of the ongoing COVID-19 pandemic, included:

•

Interim BT5528 phase I clinical trial results and preliminary results from the ongoing BT8009 phase I clinical trial both demonstrated preliminary anti-tumor activity across two tumor types, and reported tolerability profiles that may demonstrate differentiation from antibody-based approaches;

•	We initiated a clinical trial of BT7480 in the fourth quarter of 2021;
•

Entered into an exclusive license and collaboration agreement with Ionis Pharmaceuticals to develop targeted oligonucleotide therapeutics. The Company received $45 million upfront, which included a license fee, an option fee and an $11 million equity investment; and

•	Raised gross proceeds of $201.3 million in upsized underwritten public offering and gross proceeds of $105.8 million from the Company’s ATM offering program.

Please see the remainder of the Remuneration Report for additional details on this bonus outcome and the pay for performance linkage.

Conclusion

The Committee believes the proposals put forth in this report will properly motivate our directors and senior executives to deliver sustainable growth and shareholder value over the long term and do so in a responsible and cost-efficient manner.

I hope that you find the information in this report helpful and I look forward to your support at our AGM.

Yours sincerely,

Veronica Jordan

Chair of the Compensation Committee

April 2022

Directors’ Remuneration Report (continued)

Remuneration Policy

This part of the Remuneration Report sets out the Remuneration Policy and has been prepared in accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013, the Companies (Miscellaneous Reporting) Regulations 2018, and the Companies (Directors’ Remuneration Policy and Directors’ Remuneration Report) Regulations 2019.

The Remuneration Policy was approved by shareholders in a binding vote at our first AGM on 29 June 2020 and took effect from the date of approval and will continue to apply for a maximum period of three years (or until a revised policy is approved by shareholders). The Remuneration Policy is unchanged this year, and as such is not subject to a shareholder vote.

The scenario charts have been updated to reflect the intended application of the policy for the 2022 financial year and references to prior financial years have been updated where appropriate to aid understanding. A copy of the shareholder-approved policy (including the scenario charts for the 2020 financial year) is in the Annual Report and Financial Statements for the Year Ended 31 December 2019, which is available on the Company’s website.

Key considerations when determining the Remuneration Policy

The Committee designed the Remuneration Policy with a number of specific objectives in mind. The Remuneration Policy should:

•	attract, retain and motivate high calibre senior management and focus them on the delivery of the Company’s strategic and business objectives;

•	encourage a corporate culture that promotes the highest level of integrity, teamwork and ethical standards;

•

be competitive against appropriate market benchmarks (being predominantly the U.S. biotech sector) and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;

•	be simple and understandable, both internally and externally;

•	encourage increased equity ownership to motivate executives in the overall interests of shareholders, the Company, employees and customers; and

•	take due account of good governance and promote the long-term success of the Company.

In seeking to achieve the above objectives, the Committee is mindful of the views of a broad range of stakeholders in the business and accordingly takes account of a number of factors when setting remuneration including: market conditions; pay and benefits in relevant comparator organisations; terms and conditions of employment across the Company; the Company’s risk appetite; the expectations of institutional shareholders; and any specific feedback received from shareholders and other stakeholders.

Remuneration Policy table

The table in the following pages sets out, for each element of pay, a summary of how remuneration is structured and how it supports the Company’s strategy.

Directors’ Remuneration Report (continued)

Executive Directors

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Base salary

To recruit and retain Executive Directors of the highest calibre who are capable of delivering the Company’s strategic objectives, reflecting the individual’s experience and role within the Company.

Base salary is designed to provide an appropriate level of fixed income to avoid any over-reliance on variable pay elements that could encourage excessive risk taking.

Salaries are normally reviewed annually, and changes are generally effective from 1 January each year.

The annual salary review for Executive Directors takes a number of factors into consideration, including:

●
business performance;
●
salary increases awarded to the overall employee population;
●
skills and experience of the individual over time;
●
scope of the individual’s responsibilities;
●
changes in the size and complexity of the Company;
●
market
●
competitiveness assessed by periodic benchmarking; and
●
the underlying rate of inflation.

If salary is set in USD but paid to a UK-based Executive Director it will be converted and paid in GBP pursuant to the terms of the applicable service agreement (as amended from time to time).

Whilst there is no prescribed formulaic maximum, any increases will take into account prevailing market and economic conditions and the approach to employee pay throughout the organisation.

In assessing base salaries, the Committee takes into account market data, but does not target a specific percentile when setting pay levels, rather considers it as one factor along with several others including Company and individual performance, tenure, past experiences and expected future contributions. Base salary increases are awarded at the discretion of the Committee; however, salary increases will normally be no greater than the general increase awarded to the wider workforce, in percentage of salary terms unless the salary is meaningfully below peers.

In addition, a higher increase may be made where an individual had been appointed to a new role at below-market salary while gaining experience. Subsequent demonstration of strong performance may result in a salary increase that is higher than that awarded to the wider workforce.

Not performance related.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Benefits
Reasonable benefits-in-kind are provided to support Executive Directors in carrying out their duties and assist with retention and recruitment.

The Company aims to offer benefits that are in line with market practice.

The main benefits currently provided include private health insurance, long-term disability, critical illness and death in service.

Under certain circumstances the Company may offer relocation allowances or assistance. Expatriate benefits may be offered where relevant including fees for tax advice associated with completion of international tax returns and, if relevant, any gross-up for tax.

		Not applicable.	Not performance related.

Travel, accommodation and any reasonable business-related expenses (including tax thereon) may be reimbursed.

Executive Directors may become eligible for other benefits in future where the Committee deems it appropriate. Where additional benefits are introduced for the wider workforce, Executive Directors may participate on broadly similar terms.

Executive Directors are eligible to participate in the Company’s all-employee share plans on the same terms as other employees in the jurisdiction in which they are engaged.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Pensions
The Company aims to provide a contribution towards life in retirement.	Executive Directors are eligible to receive employer contributions to the Company’s Group Personal Pension Scheme or a salary supplement in lieu of pension benefits, or a mixture of both.	Up to 12% of salary per annum for Executive Directors, C-level executives and senior managers. The rest of the workforce is up to 10%.	Not performance related.

Annual Performance Bonus
The annual bonus scheme rewards the achievement of stretching objectives that support the Company’s corporate goals and delivery of the business strategy.

Bonuses are determined based on annual corporate and personal performance measures and targets that are agreed between the Executive Directors and the Board (following the Committee’s recommendation) at the start of each financial year.

Bonuses may be paid in cash or in equity awards, as may be agreed between the Executive Directors and the Committee.

Payment of bonuses is conditional on the Executive Directors being in employment (and not having served notice of termination). No deferral period applies to bonuses.

The maximum target bonus opportunity for Executive Directors is 80% of salary, with a maximum bonus opportunity of up to two times the target opportunity.

For threshold performance, no more than 50% of target bonus may be payable.

For 2022, the target bonus opportunity for Executive Directors will be no more than 65% of salary, with a maximum bonus opportunity of up to 150% of the target opportunity. In addition there is an opportunity based on personal objectives to receive up to an additional 50% of the total bonus outcome (i.e. a maximum total of 146% of salary).

Performance measures are determined by the Committee each year and may vary to ensure that they promote the Company’s business strategy and shareholder value.

The performance measures may include financial, strategic and/or personal objectives.

The Committee may alter the bonus outcome (up or down) if it considers that the pay-out derived from a formula is inconsistent with the Company’s overall performance, taking account of any factors it considers relevant. This will help ensure that payments reflect overall Company performance during the period.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
2019 Share Option Plan (“SOP”)

The SOP is designed to incentivise the successful execution of business strategy over the longer term and provide long-term retention.

Facilitates share ownership to provide further alignment with shareholders.

No new options will be granted under the SOP.

Awards will typically be granted annually, in the form of options although may also be granted more or less frequently.

Options are typically subject to vesting over a four-year period, with 25% of the award vesting on the first anniversary of the grant, and the remainder vesting in equal monthly instalments thereafter. The Committee may vary the vesting schedule of options as it considers appropriate.

No deferral or holding period applies to options or to the shares acquired on the exercise of options.

There is no defined maximum opportunity under the SOP. However, the Committee will generally work within the benchmarking guidelines provided by our compensation consultants. We seek to establish equity-based remuneration competitive to that offered by a set of comparable companies with whom we may compete for talent.

Performance conditions may apply to awards. Such conditions may be strategic objectives which may include milestones events, financial, strategic and/or personal objectives.

Share options are granted with an exercise price no less than the fair market value of the shares on the date of grant. Accordingly, share options will only have value to the extent the Company’s share price appreciates following the date of grant.

Any performance conditions set will be designed to incentivise performance in support of the Company’s strategy and business objectives.

The Committee has flexibility to vary the mix of measures or introduce new measures for each subsequent award taking into account business priorities at the time of grant.

The Committee may amend, relax or waive performance conditions if it considers that they have become unfair or impractical. This will help ensure that vesting reflects overall Company performance during the period.

Options vest in full on a change of control.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
2020 Equity Incentive Plan (“EIP”)

The EIP is designed to incentivise the successful execution of business strategy over the longer term and provide long-term retention.

Facilitates share ownership to provide further alignment with shareholders.

Awards may be granted in the form of options, share appreciation rights, restricted shares, restricted share units or such other form as may be permitted under the EIP or by any other equity incentive plan operated by the Company from time to time.

Awards will typically be granted annually to continuing employees, although may also be granted more or less frequently.

Awards are typically subject to vesting over a four-year period, with 25% of the award vesting on the first anniversary of the grant, and the remainder vesting in equal monthly instalments thereafter. The Committee may vary the vesting schedule of awards as it considers appropriate.

No deferral or holding period applies to awards or to the shares acquired following the vesting of awards.

There is no defined maximum opportunity under the EIP. However, the Committee will generally work within the benchmarking guidelines provided by our compensation consultants. We seek to establish equity-based remuneration competitive to that offered by a set of comparable companies with whom we may compete for talent.

Performance conditions may apply to awards. Such conditions may be strategic objectives which may include milestones events, financial, strategic and/or personal objectives.

Any performance conditions set will be designed to incentivise performance in support of the Company’s strategy and business objectives.

The Committee has flexibility to vary the mix of measures or introduce new measures for each subsequent award taking into account business priorities at the time of grant.

The Committee may amend, relax or waive performance conditions if it considers that they have become unfair or impractical. This will help ensure that vesting reflects overall Company performance during the period.

Awards vest in full on a change of control.

Directors’ Remuneration Report (continued)

Chair and Non-Executive Directors

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Fees and benefits

To attract Non-Executive Directors who have a broad range of experience and skills to provide independent judgement on issues of strategy, performance, resources and standards of conduct.

Non-Executive Directors receive an annual retainer paid in cash, comprising a base fee plus additional fees for Committee Chairpersonship or membership. Such fees are set based on peer group comparator data.

The Chair’s fee is reviewed annually by the Committee (without the Chair present). Fee levels for the Non-Executive Directors are determined by directors upon the recommendation of the Committee.

When reviewing fee levels, account is taken of market movements in fee levels, Board committee responsibilities, ongoing time commitments and the general economic environment.

In exceptional circumstances, if there is a temporary yet material increase in the time commitments for Non-Executive Directors, the Board may pay additional fees to recognise that additional workload.

Non-Executive Directors ordinarily do not participate in any pension, bonus or performance-based share incentive plans. Travel, accommodation and other business-related expenses incurred in carrying out the role as well as fees for tax advice associated with completion of international tax returns will be paid by the Company including, if relevant, any gross-up for tax.

Tax equalisation benefits may be provided to Non-Executive Directors who are required to relocate or become tax resident in a new jurisdiction.

Non-Executive Director fees are generally denominated and paid in USD but may be denominated and/or paid in GBP, USD, or a combination depending on the personal situation of each Non-Executive Director. Any currency conversions are calculated in accordance with the applicable Company procedure from time to time.

Non-Executive Director fees in respect of those Non-Executive Directors who are appointed by an investor (or group of investors) in the Parent Company may be paid to those investor(s) on behalf of the relevant Non-Executive Director.

When reviewing fee levels, account is taken of market movements in the fees of Non-Executive Directors, Board Committee responsibilities and ongoing time commitments, as well as the underlying rate of inflation.

Actual fee levels are disclosed in the Annual Remuneration Report for the relevant financial year.

Not performance related.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Fees and Benefits (continued)

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Equity Awards
To facilitate share ownership and provide alignment with shareholders.

Non-Executive Directors may receive equity awards under the EIP (or options, share appreciation rights, restricted shares, restricted share units or such other form as may be permitted by any other equity incentive plan operated by the Company from time to time).

Non-Executive Directors will receive an initial equity award upon appointment or election. Initial equity awards normally vest over a period of three years on a monthly basis from the date of appointment, subject generally to continued service.

In addition, Non-Executive Directors who have not announced an intention to either resign from the Board or not to stand for election at the next annual meeting of shareholders will be granted an equity award in January of each year which shall vest in full upon grant. If a new Non-Executive Director joins the Board following the date of grant of this annual grant in any calendar year, such Non-Executive Director will be granted a pro rata portion of the next annual grant, based on the time between his or her appointment and the date of such annual grant.

There is no maximum award level for equity awards to Non-Executive Directors.

The size of the equity awards is determined by the full Board, upon recommendation of the Compensation Committee.

When reviewing award levels, account is taken of market movements in equity awards, Board committee responsibilities, ongoing time commitments and the general economic conditions.

Not performance related. Awards vest in full on a change of control.

Directors’ Remuneration Report (continued)

Notes to the policy table

Legacy arrangements

For the duration of this Remuneration Policy, the Company will honour any commitments made in respect of current or former directors before the date on which either: (i) the Remuneration Policy becomes effective; or (ii) an individual becomes a director, even when not consistent with the Remuneration Policy set out in this report or prevailing at the time such commitment is fulfilled. For the avoidance of doubt, all outstanding historic awards that were granted in connection with, or prior to, listing on NASDAQ and/or under the SOP remain eligible to vest based on their original or modified terms.

Payments may be made in respect of existing awards under the SOP and the Committee may exercise any discretions available to it in connection with such awards in accordance with the rules of the SOP and relevant award documentation. Options granted under the SOP vest in full on a change of control.

Payments may be made in respect of consultancy services provided by Pierre Legault pursuant to a consulting agreement entered into between Stone Sunny Isles, Inc. and Bicycle Therapeutics Inc. dated 15 March 2019 pursuant to which Stone Sunny Isles, Inc. has agreed to make available Pierre Legault to provide advisory services to us as requested by our Board of Directors or our chief executive officer. In consideration for the provision of the advisory services, we pay Stone Sunny Isles, Inc. a monthly retainer of £10,416, which is billed in U.S. dollars. Pierre Legault is the President, Treasurer and Director of Stone Sunny Isles, Inc.

Retention Bonus

Kevin Lee received a retention bonus to incentivise his continuous service in an aggregate amount of £150k (paid in two tranches, £100k in August 2018 and £50k in October 2019). This bonus was subject to repayment (net of statutory deductions for income tax and employee’s National Insurance contributions) if he had given notice to terminate his employment with the Company at any time before 1 August 2020. No such notice was given.

Performance conditions

The choice of annual bonus performance metrics reflects the Committee’s belief that any incentive remuneration should be appropriately challenging and tied to the delivery of key strategic objectives intended to ensure that Executive Directors are incentivised to deliver across a range of objectives for which they are accountable. The Committee has retained flexibility on the specific measures which will be used to ensure that any measures are fully aligned with the strategic imperatives prevailing at the time they are set.

The targets for the bonus scheme for the forthcoming year will be set out in general terms, subject to limitations with regards to commercial sensitivity. The full details of the targets will be disclosed when they are in the public domain and are no longer considered commercially sensitive.

Where used, performance conditions applicable to EIP awards (or other equity incentive plans operated by the Company from time to time) will be aligned with the Company’s objective of delivering superior levels of long-term value to shareholders. Prior to each award, the Committee has flexibility to select measures that are fully aligned with the strategy prevailing at the time awards are granted.

The Committee will review the calibration of targets applicable to the annual bonus, and the EIP in years where performance measures apply, annually to ensure they remain appropriate and sufficiently challenging, taking into account the Company’s strategic objectives and the interests of shareholders.

Directors’ Remuneration Report (continued)

Recovery and withholding

The Company does not have a policy on recovery and withholding provisions other than on retention bonuses if the individual gives notice of the termination of their employment before a prescribed date (the relevant period for which ended on 1 August 2020).

Differences in remuneration policy between Executive Directors and other employees

The overall approach to reward for employees across the workforce is a key reference point when setting the remuneration of the Executive Directors. When reviewing the salaries of the Executive Directors, the Committee pays close attention to pay and employment conditions across the wider workforce and in normal circumstances the increase for Executive Directors will be no higher than the average increase for the general workforce.

The key difference between the remuneration of Executive Directors and that of our other employees is that, overall, at senior levels, remuneration is increasingly long-term, and ‘at risk’ with an emphasis on performance-related pay linked to business performance and share-based remuneration. This ensures that remuneration at senior levels will increase or decrease in line with business performance and provides alignment between the interests of Executive Directors and shareholders. In particular, long-term incentives are provided only to the most senior executives as they are reserved for those considered to have the greatest potential to influence overall levels of performance.

Committee discretion in operation of variable pay schemes

The Committee operates under the powers it has been delegated by the Board. In addition, where relevant, it complies with rules that are either subject to shareholder approval or by approval from the Board. These rules provide the Committee with certain discretions which serve to ensure that the implementation of the Remuneration Policy is fair, both to the individual director and to the shareholders. The Committee also has discretions to set components of remuneration within a range, from time to time. Where appropriate, the extent of such discretions is set out in the relevant rules and/or described in the policy table above. To ensure the efficient administration of the variable incentive plans outlined above, the Committee will apply certain operational discretions.

These include the following:

•selecting the individuals who will receive awards under the plans on an annual basis;

•determining the timing of grants of awards and/or payments;

•determining the quantum of awards and/or payments;

•	determining the choice (and adjustment) of any performance measures and targets, vesting schedules, exercise prices (where applicable) and other award terms for each incentive plan;

•determining the extent of vesting, including for leavers;

•	making the appropriate adjustments (including to any performance targets) required in certain circumstances, for instance for changes in capital structure;
•	determining “good leaver” status and the impact of certain corporate events, if applicable, for incentive plan purposes and determining and applying the appropriate treatment;

•interpreting the plan rules where necessary; and

Directors’ Remuneration Report (continued)

•	undertaking the annual review of weighting of performance measures and setting targets for the annual bonus plan and other incentive schemes, where applicable, from year to year.

If an event occurs which results in the annual bonus plan or EIP (where performance conditions apply) performance conditions and/or targets being deemed unfair or impractical (e.g. material acquisition or divestment), the Committee will have the ability to make amend, relax or waive (and/or recommend such alterations to the Board for approval) to the measures and/or targets and alter weightings. Any use of the above discretion would, where relevant, be explained in the Annual Report on Remuneration and may, as appropriate, be the subject of consultation with the Parent Company’s major shareholders.

The Committee may make minor amendments to the Remuneration Policy (for regulatory, exchange control, tax or administrative purposes or to take account of a change in legislation) without obtaining shareholder approval for that amendment.

Shareholder views

The Board is committed to dialogue with shareholders and intends to engage directly with them and their representative bodies when considering any significant changes to our remuneration arrangements. The Committee will consider shareholder feedback received following the AGM, as well as any additional feedback and guidance received from time to time. This feedback will be considered by the Committee as it develops the Company’s remuneration framework and practices going forward. Assisted by its independent adviser, the Committee also actively monitors developments in the expectations of institutional investors and their representative bodies.

Employment conditions

The Committee is regularly updated throughout the year on pay and conditions applying to Company employees. Where significant changes are proposed to employment conditions elsewhere in the Company these are highlighted for the attention of the Committee at an early stage.

Whilst the Committee does not currently consult directly with employees regarding its policy for directors, the Committee is considering the best method of bringing the employee voice to the boardroom.

Other remuneration policies

Remuneration for new appointments

Where it is necessary to appoint or replace an Executive Director or to promote an existing Executive Director, the Committee’s approach when considering the overall remuneration arrangements in the recruitment of a new Executive Director is to take account of the calibre, expertise and responsibilities of the individual, his or her remuneration package in their prior role and market rates. Remuneration will be in line with the Remuneration Policy and the Committee will not pay more than is necessary to facilitate their recruitment.

Directors’ Remuneration Report (continued)

The remuneration package for a new Executive Director will be set in accordance with the terms of the Company’s approved remuneration policy in force at the time of appointment. Further details are provided below:

Salary

The Committee will set a base salary appropriate to the calibre, experience and responsibilities of the new appointee. In arriving at a salary, the Committee may take into account, amongst other things, the market rate for the role and internal relativities

The Committee has the flexibility to set the salary of a new Executive Director at a lower level initially, with a series of planned increases implemented over the following few years to bring the salary to the desired positioning, subject to individual performance.

In exceptional circumstances, the Committee has the ability to set the salary of a new Executive Director at a rate higher than the market level to reflect the criticality of the role and the experience and performance of the individual.

Benefits

Benefits will be consistent with the principles of the policy set out on page 30. The Company may award certain additional benefits and other allowances including, but not limited to, those to assist with relocation support, temporary living and transportation expenses, educational costs for children, reimbursement of fees for tax advice associated with completion of international tax returns and tax equalisation to allow flexibility in employing an overseas national.

Pension benefits

A maximum employer pension contribution of 12% of salary (or equivalent cash allowance) may be payable for external appointments. For an internal appointment, his or her existing pension arrangements may continue to operate. Any new Executive Director based outside the UK will be eligible to participate in pension or pension allowance, insurance and other benefit programmes in line with local practice.

Annual bonus	The maximum target bonus opportunity is 80% of base salary and the maximum bonus opportunity for new appointments is 225% of their target bonus.
Other cash or equity-based awards

Executive Directors may receive awards under the EIP (or other equity incentive plan operated by the Company from time to time) on appointment. The Committee will assess and determine the award level, award vehicle, performance conditions and vesting schedule for each individual on a case-by-case basis. In addition, Executive Directors are eligible to participate in the Company’s all-employee share plans on the same terms as other employees in the jurisdiction in which they are engaged.

In addition, the Committee may offer additional cash and/or equity-based elements in order to “buy-out” remuneration relinquished on leaving a former employer. Any awards made in this regard may have no performance conditions, or different performance conditions, or a different vesting schedule compared to the Company’s existing plans, as the Committee considers appropriate.

Depending on the timing and responsibilities of the appointment, it may be necessary to set different annual bonus or SOP performance measures and targets as applicable to other Executive Directors.

The terms of appointment for a Non-Executive Director would be in accordance with the approved remuneration policy for Non-Executive Directors in force at the time of the appointment.

Service contracts and termination policy

Executive Directors have rolling service agreements (entered into with the Parent Company or a subsidiary thereof) which may be terminated in accordance with the terms of these agreements. The period of notice for Executive Directors (to be given by the employer or the Executive Director) will not normally exceed 6 months. Executive Directors’ service agreements are available for inspection at the Parent Company’s registered office during normal business hours and will also be available to the public if required to be filed by the Parent Company with the SEC. The terms of the current Executive Director’s service contract are:

Name	Position	Date of service contract	Notice period
Kevin Lee	Chief Executive Officer	26 September 2019	6 months either party

The Company’s policy on remuneration for Executive Directors who leave the Company is set out below. The Committee will exercise its discretion when determining amounts that should be paid to leavers (other than in respect of the relevant leaver’s contractual entitlements which will be respected), taking into account the facts and circumstances of

Directors’ Remuneration Report (continued)

each case. Where applicable, the Company may elect to make a payment in lieu of notice (“PILON”) equivalent in value to basic salary and contractual benefits for any unexpired portion of the notice period (but excluding any annual bonus or holiday entitlement that would have otherwise accrued during the notice period).

Where the Executive Director is terminated by the Company without “Cause” (as defined in the service agreement), by the Executive Director for “Good Reason” (as defined in the service agreement), or on the Executive Director’s death, severance pay in addition to any potential PILON and any entitlements in respect of the year to the date of termination in accordance with the applicable terms shall be paid to an Executive Director as set out below, subject to the Executive Director signing a waiver of claims:

Element of pay / benefit	Termination other than within 12 months after a relevant “Change in Control” (as defined in the service agreement)	Termination within 12 months after a relevant “ Change in Control” (as defined in the service agreement)
Salary	A lump sum payment equal to 12 months’ salary payable.	A lump sum payment equal to 18 months’ salary payable.
Contractual benefits	A lump sum payment equal to the cost to the Company of providing contractual benefits for 12 months (or continuation of such benefits).	A lump sum payment equal to the cost to the Company of providing contractual benefits for 18 months (or continuation of such benefits).
Annual bonus	Not applicable.	A lump sum payment equal to 1.5 times target bonus will be paid.
Share Option Plan (legacy awards)

Options treated in accordance with plan rules.

Good leavers may exercise their options to the extent vested at the time of termination within 12 months after termination.

The Committee has the discretion to accelerate vesting in whole or in part, to extend the exercise window, and/or to waive any applicable performance conditions in whole or in part.

Options subject to time-based vesting (only) accelerate, vest and become exercisable in full. Options subject to performance conditions treated in accordance with plan rules (as described at left).
Equity Incentive Plan	Awards treated in accordance with plan rules. Unless otherwise determined by the Committee, unvested equity awards lapse on the date of termination of employment.	Awards vest in full on a change of control.

The Company is unequivocally against rewards for failure; the circumstances of any departure, including the individual’s performance, would be taken into account in every case. Statutory redundancy payments may be made. Service agreements may be terminated summarily without notice (or on shorter notice periods) and without payment in lieu of notice in certain circumstances, such as gross misconduct or any other material breach of the obligations under their employment contract. The Company may require the individual to work during their notice period or may place them on garden leave during which they would be entitled to full pay and benefits.

Except in the case of gross misconduct or resignation, the Company may at its absolute discretion reimburse for reasonable professional fees relating to the termination of employment and, where an Executive Director has been required to re-locate, to pay reasonable repatriation costs, including possible tax exposure costs and/or settle any other amount the Committee considers reasonable including any statutory entitlements or sums to settle or compromise claims or potential claims in connection with a termination (including, at the discretion of the Committee, reimbursement for legal advice and provision of outplacement services).

Policy on external appointments

The Board believes that it may be beneficial to the Company for executives to hold certain roles outside the Company provided that the Company’s business takes priority. Any such appointments are subject to approval by the Board and the director may retain any fees received. Kevin Lee is currently a director of Alchemab Therapeutics Limited and Nodthera Limited in respect of which he received an aggregate of £60k (year ended 31 December 2020: £25k) per annum in fees.

Directors’ Remuneration Report (continued)

Non-Executive Directors’ terms of engagement

Each of the Non-Executive Directors is engaged under a Non-Executive Director appointment letter. Each appointment is normally terminable by either party on no more than three months’ written notice (or, in some cases, payment in lieu of notice), but may be terminated immediately in certain circumstances. Under our articles of association, our Board is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. In the event of termination, the Chair and Non-Executive Directors are only entitled to fees accrued to the date of termination together with reimbursement of expenses properly incurred before that date.

The dates of appointment of each of the Non-Executive Directors serving at 31 December 2021 are summarised in the table below. The Parent Company was incorporated on 27 October 2017.

Non-Executive Directors	Date of appointment letter	Date of appointment
Janice Bourque	18 July 2019	18 July 2019
Jose-Carlos Gutierrez-Ramos	17 March 2021	17 March 2021
Veronica Jordan	30 October 2019	30 October 2019
Richard Kender	20 July 2019	18 July 2019
Pierre Legault (Chairman)	15 March 2019	15 March 2019
Gregory Winter	24 May 2019	4 December 2017

At the time of the IPO in May 2019 all Non-Executive Directors then appointed except Pierre Legault entered into new letters of appointment which took effect conditional upon completion of the IPO. Janice Bourque, Richard Kender, Veronica Jordan and Jose-Carlos Gutierrez-Ramos each entered into letters of appointment at the time of their appointment to the Board.

Non-Executive Directors’ letters of appointment are available for inspection at the Parent Company’s registered office during normal business hours and will be available for inspection at the AGM.

A company affiliated with Pierre Legault, Stone Sunny Isles, Inc., has also entered into a consulting agreement with Bicycle Therapeutics Inc. dated 15 March 2019 under which it will procure the provision of consulting services by Pierre Legault to the Parent Company and is paid a monthly retainer of £10,416, which is billed in U.S. dollars for these services. This consulting agreement is terminable on three months’ written notice (or payment in lieu of notice).

Directors’ Remuneration Report (continued)

Remuneration scenario for Executive Director

The charts below show an estimate of the 2022 remuneration package for the Executive Director under three assumed performance scenarios and these scenarios are based on the remuneration policy set out above.

–	Minimum (comprising fixed pay only)
–	Base salary as of 1 January 2022 of $734k and cash in lieu of pension of 12% of base salary net of employer NI costs of the cash in lieu.

Target

–	Fixed pay as above.
–	Assumes target bonus of 65%.

Maximum

–	Fixed pay as above.
–	Assumes maximum bonus payout of 146%.

Annual Report on Remuneration

This part of the report has been prepared in accordance with Part 3 of The Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013 and section 420 of the Companies Act 2006. The Annual Report on Remuneration and the Annual Statement by the Chair of the Compensation Committee will be put to a single advisory shareholder vote at the AGM to be held on 27 June 2022. The information in this part of the report has been audited where required under the foregoing regulations and is indicated as audited where applicable.

Compensation Committee

The current members of the Committee, who are all independent and have been members for the whole year, are Veronica Jordan (as Chair of the Committee), Richard Kender and Janice Bourque. Decisions of the Committee are made by majority vote or by unanimous written consent.

Directors’ Remuneration Report (continued)

The Chair and members of management, the Chief Executive Officer (“CEO”), and the Chief Financial Officer (“CFO”), are invited to attend meetings where appropriate. Attendees who are not members of the Committee are not involved in any decisions and are not present for any discussions regarding their own remuneration and did not materially assist the Committee.

No conflicts of interest have arisen during the year and none of the members of the Committee has any personal financial interest in the matters discussed, other than as optionholders. The fees of the Non-Executive Directors are approved by the Board on the joint recommendation of the Committee and the CEO/Executive Director.

Meetings attendance

Director	Meetings Attended

Janice Bourque	7 of 8
Richard Kender	8 of 8
Veronica Jordan	8 of 8

Eight meetings of the Committee have taken place during 2021.

Independent advisors

Independent advice on executive remuneration is received from the Executive Compensation practice of Radford. Radford is a member of the Remuneration Consultants Group and is a signatory to its Code of Conduct. Radford advises the Committee on all aspects of senior executive remuneration. Since the IPO, Radford has been appointed by the Committee to assist with the drafting of the Remuneration Policy and has kept the Committee up to date on remuneration trends and corporate governance best practice. Radford does not have any other remuneration-unrelated connection with the Company and is considered to be independent by the Committee. During the year ended 31 December 2021, fees charged by Radford for advice provided to the Committee for 2021 amounted to approximately $130k (year ended 31 December 2020: $9k).

Activity in the year

The Committee’s principal function is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the Parent Company’s shareholders. In determining the remuneration policy, and in constructing the remuneration arrangements for Executive Directors and senior employees, the Board, advised by the Committee, aims to provide remuneration packages that are competitive and designed to attract, retain and motivate Executive Directors and senior employees of the highest calibre.

The Committee is responsible for and considered, where applicable, during the year:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and CFO;
●	evaluating the performance of the CEO and CFO in light of such corporate goals and objectives and recommending or determining the compensation of the CEO;
●	reviewing and recommending or determining the compensation of our other executive officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;

Directors’ Remuneration Report (continued)

●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	preparing the compensation committee report required by the SEC rules to be included in our annual proxy statement, and the directors’ remuneration policy and report as required under English law;
●	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, if required;
●	reviewing and making recommendations to the Board with respect to director compensation; and
●	reviewing and discussing with the Board our corporate succession plans for the CEO and other key officers.

The Committee is formally constituted and operates pursuant to a written charter, which is available on the Company’s website.

Directors’ Remuneration Report (continued)

Single total figure of directors’ remuneration—year ended 31 December 2021 (audited)

The total remuneration of the individual directors who served during the financial year, from 1 January 2021 to 31 December 2021, together with a comparison with the equivalent figure for the 2020 financial year is shown below. Other than shown, no directors received remuneration in the 2020 financial year. Total remuneration is the sum of emoluments plus Company pension contributions.

						Equity‑
		Base				based	Total	Total fixed	Total variable
		salary(1)/fees	Benefits(2)	Pension(3)	Bonus(4)	awards(5)	remuneration	remuneration	remuneration
		$000	$000	$000	$000	$000	$000	$000	$000
Executive Directors
Kevin Lee	2021	677	2	71	654	—	1,404	750	654
	2020	592	1	62	501	—	1,156	655	501
Non‑Executive Directors(6)
Michael Anstey	2021	—	—	—	—	—	—	—	—
	2020	20	—	—	—	—	20	20	—
Catherine Bingham	2021	26	—	—	—	—	26	26	—
	2020	53	—	—	—	—	53	53	—
Janice Bourque	2021	63	—	—	—	—	63	63	—
	2020	63	—	—	—	—	63	63	—
Bosun Hau	2021	—	—	—	—	—	—	—	—
	2020	20	—	—	—	—	20	20	—
Jose-Carlos Gutierrez-Ramos	2021	34					34	34	—
	2020	—					—	—	—
Veronica Jordan	2021	58	—	—	—	—	58	58	—
	2020	54	—	—	—	—	54	54	—
Richard Kender	2021	97	—	—	—	—	97	97	—
	2020	97	—	—	—	—	97	97	—
Pierre Legault(7)	2021	209	—	—	—	—	209	209	—
	2020	198	—	—	—	—	198	198	—
Carolyn Ng	2021	—	—	—	—	—	—	—	—
	2020	20	—	—	—	—	20	20	—
Gregory Winter	2021	40	—	—	—	—	40	40	—
	2020	40	—	—	—	—	40	40	—
Total	2021	1,204	2	71	654	—	1,931	1,277	654
	2020	1,157	1	62	501	—	1,721	1,220	501

(1)	As of 1 January 2021, the Executive Director’s salary was both set, and paid, in GBP, and the amount reflected is based on a GBP:USD exchange rate of 1.37566 as of 31 December 2021. In 2020, the Executive Director’s salary entitlement was expressed in USD and converted to GBP pursuant to a mechanism set out in his service contract.
(2)	The Executive Director’s benefits included private health insurance, long term disability, critical illness and death in service benefits.
(3)	Relates to pension and cash in lieu of pension.
(4)	The annual bonus for 2021 was paid in cash in February 2022. The annual bonus for 2020 was paid in cash in February 2021.
(5)	There were no performance obligations linked to the equity-based awards. The value of equity-based awards in the table is based on the market value of underlying shares at the date of grant, less the applicable exercise price. For the CEO and Non-Executive Directors this was nil because the exercise price is equal to the market value of the underlying shares at the date of grant. Refer to “Share Option Plan” below. Share price

Directors’ Remuneration Report (continued)

appreciation did not impact the value of awards. No discretion was exercised, and the determination of the levels of awards were not impacted, as a result of share price appreciation.
(6)	Catherine Bingham resigned on 28 June 2021 and received no payments in respect of loss of office or otherwise following her termination date. Jose-Carlos Gutierrez-Ramos was appointed on 17 March 2021. Michael Anstey, Bosun Hau and Carolyn Ng all resigned on 30 June 2020 and received no payments in respect of loss of office or otherwise following their termination dates.
(7)	Pierre Legault’s fees include those payable under a consulting agreement between Stone Sunny Isles, Inc. and Bicycle Therapeutics Inc. dated 15 March 2019, pursuant to which such entity is paid £125k per year for Mr. Legault’s advisory services to the Company.

2021 Annual bonus (audited)

In 2021, the CEO’s annual bonus was based on corporate and personal objectives. Details of the specific objectives will be disclosed when they are no longer considered commercially sensitive. The overall bonus outcome of percentage of target resulted in a total bonus pay out of $654k or 97% of the CEO’s base salary for the year ended 31 December 2021. The Compensation Committee is satisfied that the bonus pay-out for 2021 is appropriate, taking into account the wider stakeholder experience, particularly that of shareholders and employees, based on achievements versus goals in the following key areas: Corporate Development, Clinical Development, Financial and Organisational Development. In 2020, the bonus outcome of percentage of target resulted in a total bonus pay out of $501k or 85% of the CEO’s base salary for the year ended 31 December 2020. Specific targets are commercially sensitive. However, full details of the targets and performance against them will be disclosed when they are no longer considered commercially sensitive.

Directors’ Remuneration Report (continued)

Share Option Plan

Awards granted from 1 January 2021 to 31 December 2021 (audited)

The CEO and Chairman received the following share option awards under the SOP during the year from 1 January 2021 to 31 December 2021, as set forth in the table below:

			Number of		Face Value
	Form of	Date of	Shares	Exercise	at Date	Expiry
Executive Director	Award	Grant	Covered	Price $	of Grant(1)	Date	Vest Terms
Kevin Lee	Fair market value options	4 January 2021	250,000	17.95	—	3 January 2031	25% vest after one year, remaining shares vest in 36 equal monthly instalments
Chairman
Pierre Legault	Fair market value options	4 January 2021	38,000	17.95	—	3 January 2031	Vest immediately

1.	The value of equity-based awards in the table is based on the market value of underlying shares at the date of grant, less the applicable exercise price. This was nil because the exercise price is equal to the market value of the underlying shares at the date of grant.

					Face
					Value
	Form of	Date of	Shares	Exercise	at Date	Expiry	Vest
Non‑Executive Director	Award	Grant	Covered	Price $	of Grant[1]	Date	Terms
Catherine Bingham	Fair market value options	4 January 2021	19,000	17.95	—	1 January 2031	Vest immediately
Janice Bourque	Fair market value options	4 January 2021	19,000	17.95	—	1 January 2031	Vest immediately
Jose-Carlos Gutierrez-Ramos	Fair market value options	17 March 2021	32,000	27.90	—	16 March 2031	Vesting in 36 monthly instalments at the end of each calendar month following 17 March 2021
Veronica Jordan	Fair market value options	4 January 2021	19,000	17.95	—	1 January 2031	Vest immediately
Richard Kender	Fair market value options	4 January 2021	19,000	17.95	—	1 January 2031	Vest immediately
Gregory Winter	Fair market value options	4 January 2021	19,000	17.95	—	1 January 2031	Vest immediately

(1)	The value of equity-based awards in the table is based on the market value of underlying shares at the date of grant, less the applicable exercise price. This was nil because the exercise price is equal to the market value of the underlying shares at the date of grant.

None of the awards granted are subject to performance based conditions.

No subsequent changes were made to the exercise prices or vesting dates of options.

Directors’ Remuneration Report (continued)

Statement of directors’ shareholding and share interests (audited)

Shareholdings for each director, who has held office during the period 1 January 2021 and 31 December 2021, are set out in the table below as at 31 December 2021 or their date of resignation if they resigned in the year (together with interests held by his or her connected persons):

	Number of Shares	Number of Share Options
	Beneficially owned			Unvested	Unvested
	shares as at			with	without
	31 December		Vested but	performance	performance
Executive Director	2021	Exercised(2)	unexercised	conditions	conditions	Total
Kevin Lee	225,085	200,000	534,044	—	441,848	1,200,977
Non‑Executive Directors
Catherine Bingham(1)	—	—	35,000	—	—	35,000
Janice Bourque	—	—	61,666	—	5,334	67,000
Jose-Carlos Gutierrez-Ramos	—	—	8,888	—	23,112	32,000
Veronica Jordan	—	—	59,000	—	8,000	67,000
Richard Kender	—	—	61,666	—	5,334	67,000
Pierre Legault	—	195,000	175,720	—	34,419	210,139
Gregory Winter	163,927	—	35,000	—	—	198,927

(1)	Catherine Bingham resigned on 28 June 2021
(2)	In 2021 Kevin Lee and Pierre Legault exercised some options during the year, with weighted average exercise prices of USD 14.00 and USD 8.54, respectively. The aggregate gain received by Dr Lee and Mr. Legault (based on the market value of the shares on the date of exercise) was USD 12,184k.

No shares were unvested.

Share ownership guidelines

Executive Directors are encouraged to build a meaningful shareholding so as to align their interests with those of shareholders but no formal shareholding requirements apply.

Payments to former directors and for loss of office (audited)

No payments were made to former directors of the Company or in relation to loss of office during the current or prior year. For the avoidance of doubt, Catherine Bingham received no payments in respect of her loss of office or otherwise following her termination date. Her options were fully vested on her termination date.

Directors’ Remuneration Report (continued)

Performance graph and table

The chart below shows the Parent Company’s Total Shareholder Return (“TSR”) performance compared with that of the NASDAQ Biotechnology Index from the date of the Parent Company’s listing on NASDAQ to 31 December 2021. The NASDAQ Biotechnology Index has been chosen as an appropriate comparator as it is the index of which the Parent Company is a constituent. TSR is defined as the return on investment obtained from holding a company’s shares over a year. It includes dividends paid, the change in the capital value of the shares and any other payments made to or by shareholders within the year.

Stock Performance (May 2019-December 2021)

Aligning pay with performance

The total remuneration figure for the CEO is shown in the table below, along with the value of bonuses paid, and SOP vesting, as a percentage of the maximum opportunity As explained in the report in respect of the 2019 financial year, 2019 was the first year reported since listing, it is not possible to provide meaningful comparative data for periods prior to that date.

Chief Executive Officer	2019	2020	2021
Total remuneration ($000)	1,004	1,156	1,404
Actual bonus (% of the maximum)	63%	63%	72%
SOP vesting (% of the maximum)	100%	100%	100%

Directors’ Remuneration Report (continued)

Percentage change in remuneration of the directors compared to all Company employees

The table below illustrates the increase in salary, benefits and annual bonus for each director and that of the Company’s employees as a whole as between the 2019 and 2021 financial years. As explained in the report in respect of the 2019 financial year, 2019 was the first year reported since listing on NASDAQ. There was no change in remuneration of the CEO in that year and it was therefore not possible to provide meaningful comparative data for prior years.

	Percentage change 2019-2020			Percentage change 2020-2021
	Base			Base
	Salary/			Salary/
	fees	Benefits	Bonus	fees	Benefits	Bonus
Executive Directors
Kevin Lee	15%	50%	16%	14%	100%	31%
Non-Executive Directors
Michael Anstey	(17%)	—	—	—	—	—
Catherine Bingham	71%	—	—	(51%)	—	—
Janice Bourque	117%	—	—	—	—	—
Jose-Carlos Gutierrez-Ramos	—	—	—	—	—	—
Bosun Hau	(17%)	—	—	—	—	—
Veronica Jordan	500%	—	—	7%	—	—
Richard Kender	120%	—	—	—	—	—
Pierre Legault	40%	—	—	6%	—	—
Carolyn Ng	(17%)	—	—	—	—	—
Gregory Winter	67%	—	—	—	—	—
Average pay of employees as a whole	27%	7%	25%	10%	80%	35%

Non-Executive Directors did not receive fees for the period prior to the IPO on NASDAQ in May 2019. Catherine Bingham resigned on 28 June 2021. Jose-Carlos Gutierrez-Ramos was appointed on 17 March 2021. Michael Anstey, Bosun Hau and Carolyn Ng resigned on 30 June 2020. Veronica Jordan, Richard Kender and Janice Bourque were all appointed during the course of 2019 with 2020 being their first full year in office.

Relative importance of spend on pay

The table below illustrates the Company’s expenditure on employee pay in comparison to Total expenditure on research and development.

	2020	2021	% change
Total expenditure on research and development ($’000) (1)	34,116	47,471	39%
Total employee pay expenditure ($’000)(2)	24,833	44,491	79%

(1)	The Committee considers the Company’s research and development expenditure relative to salary expenditure for all employees, to be the most appropriate metric for assessing overall spend on pay due to the nature and stage of the Company’s business.
(2)	Total pay expenditure includes wages and salaries, social security costs, pension contributions, bonus, equity compensation plans and termination benefits.

Directors’ Remuneration Report (continued)

Statement of implementation of remuneration policy in 2022

Annual base salary

The annual base salary of the CEO is shown in the table below:

	Base salary 2021 $’000	Base salary 2022 $’000
Executive Directors
Kevin Lee	677	734

Prior to 2021, Kevin Lee’s salary entitlement has been expressed in USD and converted to GBP pursuant to a mechanism set out in his service contract. To simplify administration, as of 1 January 2021, Kevin Lee’s salary has been both set, and paid, in GBP. Accordingly, Kevin Lee’s annual base salary was GBP 494,602, effective on and from 1 January 2021 and will be GBP 544,100 on and from 1 January 2022. For consistency and ease of comparison, we will continue to provide disclosures in USD (converted by reference to the GBP: USD exchange rate on 31 December 2021 of 1.3497 (31 December 2020: 1.36589)).

Benefits and pension

In 2022, Executive Directors are eligible for the same benefits (such as health insurance) as provided to all senior employees in the jurisdiction in which they reside. In the UK, where the CEO is based, this means that employer pension contributions are 12% of base salary for Executive Directors and employees with job title of ‘director’ and above and 10% (increased from 8% in 2021) for all other employees (or, in each case, cash equivalent at the election of the relevant employee).

Bonus

The CEO will be entitled to a target bonus of 65% base salary in 2022 (which is an increase from 60% in 2021), with final payout of up to 135% of base salary in the event of ‘stretch’ performance being achieved. The bonus will be paid cash or in an equity award, as may be agreed between the Executive Director and the Committee, and subject to the achievement of a number of corporate and personal objectives determined by the Committee. Details of the specific objectives will be disclosed when they are no longer considered commercially sensitive.

Specific targets are commercially sensitive and therefore are not disclosed in advance. However, full details of the targets and performance against them will be disclosed when they are no longer considered commercially sensitive.

Directors’ Remuneration Report (continued)

Equity Incentive Plan

The Company granted the following equity incentive awards to directors and the Chairman in 2022 up to the date of this directors’ remuneration report under the Equity Incentive Plan. These grants are a mix of RSUs and market value options, rather than being 100% market value options as was the case in prior years. This change was made following a review and benchmarking against our peers by our independent compensation advisor.

	Form of	Date of	Number of Shares	Exercise	Face Value at Date	Expiry
Director	Award	Grant	Covered	Price(1)	of Grant(2)	Date	Vest Terms
Kevin Lee	Fair market value options	3 January 2022	100,000	60.87	—	2 January 2032	25% vest after one year, remaining shares vest in 36 equal monthly instalments
Pierre Legault	Fair market value options	3 January 2022	20,000	60.87	—	2 January 2032	Vest immediately
Veronica Jordan	Fair market value options	3 January 2022	10,000	60.87	—	2 January 2032	Vest immediately
Janice Bourque	Fair market value options	3 January 2022	10,000	60.87	—	2 January 2032	Vest immediately
Jose-Carlos Gutierrez-Ramos	Fair market value options	3 January 2022	10,000	60.87	—	2 January 2032	Vest immediately
Veronica Jordan	Fair market value options	3 January 2022	10,000	60.87	—	2 January 2032	Vest immediately
Richard Kender	Fair market value options	3 January 2022	10,000	60.87	—	2 January 2032	Vest immediately
Gregory Winter	Fair market value options	3 January 2022	10,000	60.87	—	2 January 2032	Vest immediately
Kevin Lee	Restricted Share Units	3 January 2022	50,000		60.87		25% vest after one year, remaining shares vest in 12 equal quarterly instalments
Pierre Legault	Restricted Share Units	3 January 2022	10,000		60.87		Vest immediately
Janice Bourque	Restricted Share Units	3 January 2022	5,000		60.87		Vest immediately
Jose-Carlos Gutierrez-Ramos	Restricted Share Units	3 January 2022	5,000		60.87		Vest immediately
Veronica Jordan	Restricted Share Units	3 January 2022	5,000		60.87		Vest immediately
Richard Kender	Restricted Share Units	3 January 2022	5,000		60.87		Vest immediately
Gregory Winter	Restricted Share Units	3 January 2022	5,000		60.87		Vest immediately

(1)	Exercise price is equal to the market value of the underlying shares at the date of grant.
(2)	The value of equity-based awards in the table is based on the market value of underlying shares at the date of grant, less the applicable exercise price. This was nil for fair market value options because the exercise price is equal to the market value of the underlying shares at the date of grant.

No other grants are currently proposed for 2022.

Directors’ Remuneration Report (continued)

Non-Executive Directors’ fees

Non-Executive Directors will receive the following annual fees for 2022, which will be paid in cash, as follows. These have been increased from the 2021 fees following review and benchmarking against our peers:

Fees
(effective from 1 January 2022)
000s
Base fee:
Board Chair	£5
Board member	$45
Additional fees:
Audit Committee Chair	$20
Audit Committee member	$9
Compensation Committee Chair	$14
Compensation Committee member	$7
Nomination Committee Chair	$8
Nomination Committee member	$4
Strategic Committee member	$30
Scientific Committee Chair	$10
Scientific Committee member	$5

Non-Executive Director fees may be paid in GBP, USD, or a combination depending on the personal situation of each Non-Executive Director.

Non-Executive Directors will not be eligible to participate in any performance-based incentive plans.

Each Non-Executive Director will also be entitled to reimbursement of reasonable expenses and reimbursement of fees for tax advice associated with completion of international tax returns and, if relevant, any gross-up for tax due to their role as a Bicycle Therapeutics plc Non-Executive Director.

Shareholder voting on remuneration matters at AGM

The table below sets out the previous votes cast at our AGM in June 2021 in respect of the Annual Remuneration Report.

	Votes for		Votes against		Votes withheld
	%	Number	%	Number	Number
Annual Remuneration Report	97.17	19,098,902	2.83	556,551	1,969,184

Withheld votes are not counted when calculating voting outcomes. The Directors’ Remuneration Policy is renewed at least every three years.

On behalf of the Board

Veronica Jordan

Chair of the Compensation Committee

April 2022

Annex B

BICYCLE THERAPEUTICS PLC

2020 EQUITY INCENTIVE PLAN

Adopted by the Board on April 23, 2020 and approved by Shareholders on June 29, 2020

Amended and Restated by the Board on April 14, 2022 and approved by Shareholders on 2022

COOLEY (UK) LLP, 22 BISHOPSGATE, LONDON EC2N 4BQ, UK

T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

BICYCLE THERAPEUTICS PLC: 2020 EQUITY INCENTIVE PLAN

1.	PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Section 11.

2.	ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3.	ADMINISTRATION AND DELEGATION
3.1	Administration

The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards, set Award terms and conditions, and designate whether such Awards will cover Ordinary Shares or ADSs, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2	Appointment of Committees

To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

4.	SHARES AVAILABLE FOR AWARDS
4.1	Number of Shares

Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan (taking account of Awards granted under the Non-Employee Sub-Plan) in an aggregate amount up to 7,216,887 Shares (the “Share Reserve”) (which is the sum of: (i) 750,000 new Shares; (ii) 889,821 Shares, being a number of Shares equal to the Plan’s previously available Share Reserve as of March 31st, 2022; (iii) 2,800,882 Shares, being the number of Shares granted under the Plan and which were subsisting as of March 31st, 2022 that may be granted under the Plan pursuant to Section 4.2(a); (iv) 2,163,227 Shares, being the number of Shares granted under the Prior Plan and which were subsisting as of March 31st, 2022 that may be granted under the Plan pursuant to Section 4.2(b); and (v) 602,957 Shares, being the number of Shares granted under the Pre-IPO Option Contracts and which were subsisting as of March 31st, 2022 that may be granted under the Plan pursuant to Section 4.2(b)). In addition, the Share Reserve will automatically increase on January 1st of the year following the year in which the Company’s shareholders approve the Plan and ending on (and including) January 1, 2032, in an amount equal to 5% of the total number of Shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence.

4.2	Share Recycling.
(a)

If all or any part of an Award or Awards granted under the Plan or the Non-Employee Sub-Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased or cancelled without having been fully exercised or is withheld to satisfy a tax withholding obligation in connection with an Award or to satisfy a purchase or exercise price of an Award, the unused Shares covered by the Award or Awards granted under the Plan or the Non-Employee Sub-Plan will, as applicable, become or again be available for Awards granted under the Plan and/or the Non-Employee Sub-Plan.

(b)

If all or any part of an option or options to acquire unissued Shares that was granted under the Prior Plan or the Pre-IPO Option Contracts and which is subsisting as of the Original Effective Date expires, lapses or is terminated, exchanged for cash, surrendered, repurchased or cancelled without having been fully exercised or is withheld to satisfy a tax withholding obligation in connection with an option or to satisfy a purchase or exercise price of an option, in each case on or after the Original Effective Date, the unused Shares covered by such option or options under the Prior Plan or Pre-IPO Option Contracts (as applicable) shall increase the Share Reserve and shall become available for Awards granted under the Plan and/or the Non-Employee Sub-Plan subject to a maximum of (i) 2,645,465 Shares in respect of the Prior Plan; and (ii) 1,008,547 Shares in respect of the Pre-IPO Option Contracts.

4.3	Incentive Option Limitations.

Subject to adjustment under Section 8, no more than 21,650,000 Shares may be issued pursuant to the exercise of Incentive Options.

4.4	Substitute Awards.

In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other equity or equity-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Share Reserve (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5	Deed Poll.

The Administrator may grant Awards by entering into a deed poll and, as soon as practicable after the Company has executed the deed poll, the Administrator shall enter into an Award Agreement

4.6	Prior Plan and Pre-IPO Option Contracts.

Upon the Original Effective Date, (1) no further new awards may be granted over Shares under the Prior Plan or pursuant to the Pre-IPO Option Contracts; and (2) the number of Shares subject to the Prior Plan’s Available Reserve shall cease to be available for grant under the Prior Plan and shall become available for grant hereunder pursuant to Section 4.1 above.

5.	OPTIONS AND SHARE APPRECIATION RIGHTS
5.1	General.

The Administrator may grant Options or Share Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Options. The Administrator will determine the number of Shares covered by each Option and Share Appreciation Right, the exercise price of each Option and Share Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Share Appreciation Right. A Share Appreciation Right will entitle the Participant (or other person entitled to exercise the Share Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Share Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement. A Participant will have no rights of a shareholder with respect to Shares subject to any Option or Share Appreciation Right unless and until any Shares are delivered in settlement of the Option or Share Appreciation Right.

5.2	Exercise Price.

The Administrator will establish each Option’s and Share Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Share Appreciation Right.

5.3	Duration.

Each Option or Share Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Share Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Share Appreciation Right (other than an Incentive Option) (i) the exercise of the Option or Share Appreciation Right is prohibited by Applicable Laws, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading or dealing policy (including blackout periods), the term of the Option or Share Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Share Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Share Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Share Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

5.4	Exercise.

Options and Share Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Share Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Share Appreciation Right may not be exercised for a fraction of a Share.

5.5	Payment Upon Exercise.

Subject to any Company insider trading or dealing policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)

cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)

if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)

to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant which, when valued at their Fair Market Value on the exercise date, have a value sufficient to pay the exercise price;

(d)

to the extent permitted by the Administrator, except with respect to Incentive Options, surrendering Shares then issuable upon the Option’s exercise which, when valued at their Fair Market Value on the exercise date; have a value sufficient to pay the exercise price

(e)	to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)	to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
6.	RESTRICTED SHARES; RESTRICTED SHARE UNITS; PERFORMANCE SHARE UNITS
6.1	General.

The Administrator may grant Restricted Shares, or the right to purchase Restricted Shares, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the

Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Share Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Share and Restricted Share Unit Award, subject to the conditions and limitations contained in the Plan.

6.2	Duration.

Each Restricted Share, Restricted Share Unit or Performance Share Unit will vest at such times and as specified in the Award Agreement, provided that the vesting schedule of a Restricted Share, Restricted Share Unit or Performance Share Unit will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the normal vesting date of a Restricted Share, Restricted Share Unit or Performance Share Unit (i) the vesting of the Restricted Share, Restricted Share Unit or Performance Share Unit is prohibited by Applicable Laws, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading or dealing policy (including blackout periods), the vesting date of the Restricted Share, Restricted Share Unit or Performance Share Unit shall be deferred until the end of the legal prohibition, black-out period, as determined by the Company. Notwithstanding the foregoing, if the Participant, prior to the vesting date of a Restricted Share, Restricted Share Unit or Performance Share Unit, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to receive Shares on the vesting of the Restricted Share, Restricted Share Unit or Performance Share Unit issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the vesting date of a Restricted Share, Restricted Share Unit or Performance Share Unit, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to receive Shares on the vesting of the Restricted Share, Restricted Share Unit or Performance Share Unit issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to receive Shares on the vesting of the Restricted Share, Restricted Share Unit or Performance Share Unit issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

6.3	Restricted Shares.
(a)	Dividends.

Participants holding Restricted Shares will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Restricted Shares of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

(b)	Certificates.

The Company may require that the Participant deposit in escrow with the Company (or its designee) any certificates issued in respect of Restricted Shares, together with a stock transfer form endorsed in blank.

6.4	Restricted Share Units.
(a)	Settlement.

The Administrator may provide that settlement of Restricted Share Units will occur upon or as soon as reasonably practicable after the Restricted Share Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election.

(b)	Shareholder Rights.

A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Share Unit unless and until the Shares are delivered in settlement of the Restricted Share Unit.

6.5	Performance Share Units.
(a)	Settlement.

The Administrator may provide that settlement of Performance Share Units will occur upon or as soon as reasonably practicable after the Performance Share Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election.

(b)	Shareholder Rights.

A Participant will have no rights of a shareholder with respect to Shares subject to any Performance Share Unit unless and until the Shares are delivered in settlement of the Performance Share Unit.

7.	OTHER SHARE BASED AWARDS

Other Share Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Share Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share Based Awards may be paid in Shares or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Share Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

8.	ADJUSTMENTS FOR CHANGES IN SHARES AND CERTAIN OTHER EVENTS
8.1	Equity Restructuring.

In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust the Share Reserve, the number of Shares available for the grant of Incentive Options under Section 4.3 above and each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2	Corporate Events.
(a)

Subject to Section 8.2(b) below, in the event of any Equity Restructuring, dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), capitalization, share issue, offer, subdivision, reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles (any “Corporate Event”), the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Laws or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in, or prevent a breach of, Applicable Laws or accounting principles:

(i)

To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero (as determined by the Administrator in its discretion), then the Award may be terminated without payment. In addition, such payments under this provision may, in the Administrator’s discretion, be delayed to the same extent that payment of consideration to the holders of Ordinary Shares in connection with the Corporate Event is delayed as a result of escrows, earn outs, holdbacks or any other contingencies;

(ii)

To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)

To provide that such Award be assumed by the successor or survivor corporation, or a parent or Subsidiary thereof, or shall be substituted for by awards covering the equity securities of the successor or survivor corporation, or a parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv)

To make adjustments in the number and type of shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(v)	To replace such Award with other rights or property selected by the Administrator; and/or
(vi)	To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable transaction or event.

The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award.

(b)

In the event of a Change in Control, Awards will vest in full effective immediately prior to the occurrence of such Change in Control. Any such Awards granted in the form of Options may be exercised immediately prior to the occurrence of such Change in Control or within such period thereafter not exceeding 6 months as the Administrator shall determine. Any Options not exercised within such period shall lapse.

8.3	Administrative Stand Still.

In the event of any pending Corporate Event or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such Corporate Event or other similar transaction.

8.4	General.

Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class, issue, rights issue, offer or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any Corporate Event or (iii) sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

9.	GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1	Transferability.

Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2	Documentation.

Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3	Discretion.

Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4	Termination of Status.

The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5	Withholding.

Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes (which includes any social security contributions or the like) required by law to be withheld or paid by the Company or by any Subsidiary that is the employing entity of the Participant in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to any Company insider trading or dealing policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax and/or social security withholding, provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax and/or social security withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6	Amendment of Award; Repricing.

The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, reducing the exercise price, changing the exercise or settlement date, converting an Incentive Option to a Non-Qualified Option, or by amending, waiving or relaxing any Performance Condition. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Section 8 or pursuant to Section 10.6. Without limitation to the foregoing, the Administrator may, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or Share Appreciation Rights or cancel outstanding Options or Share Appreciation Rights in exchange for cash, other Awards or Options or Share Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Share Appreciation Rights.

9.7	Conditions on Delivery of Shares.

The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares (including payment of nominal value) have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8	Acceleration.

The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9	Additional Terms of Incentive Options.

The Administrator may grant Incentive Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Options under the Code. If an Incentive Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Option.

10.	MISCELLANEOUS
10.1	No Right to Employment or Other Status.

No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2	No Rights as Shareholder; Certificates.

Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company

(or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3	Effective Date and Term of Plan.

The Plan in its amended and restated form will become effective on the day it is approved by the Company’s shareholders (the “Effective Date”) and, unless earlier terminated by the Board, will remain in effect until the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s shareholders, the Plan will not become effective, no Awards will be granted under the Plan and the Prior Plan will continue in full force and effect in accordance with its terms. No Incentive Option may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board or (ii) the Effective Date.

10.4	Amendment of Plan.

The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Share Reserve, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5	Provisions for Foreign Participants.

The Administrator may modify Awards granted to Participants who are nationals of, or employed in, a jurisdiction outside the United Kingdom and the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such international jurisdictions with respect to tax, securities, currency, employee benefit or other matters, including as may be necessary in the Administrator’s discretion to grant Awards under any tax-favourable regime that may be available in any jurisdiction.

10.6	Section 409A.

The following provisions only apply to Participants subject to tax in the United States.

(a)	General.

The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)	Separation from Service.

If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)	Payments to Specified Employees.

Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7	Limitations on Liability.

Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8	Data Privacy.
(a)

As a condition for receiving any Award, each Participant acknowledges that the Company and any Subsidiary may collect, use and transfer, in electronic or other form, personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company (as above) may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company (as above); and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company (as above) may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company (as above) may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant acknowledges that such recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the

Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant and recommend any necessary corrections to the Data regarding the Participant in writing, without cost, by contacting the local human resources representative.

(b)

For the purpose of operating the Plan in the European Union and the United Kingdom, the Company will collect and process information relating to Participants in accordance with the privacy notice which is provided to each Participant.

10.9	Severability.

If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.10	Governing Documents.

If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

All Awards will be subject to Applicable Laws on insider trading and dealing and any specific insider trading or dealing policy adopted by the Company.

10.11	Governing Law and Jurisdiction.

The Plan and all Awards, including any non-contractual obligations arising in connection therewith, will be governed by and interpreted in accordance with the laws of England and Wales, disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

10.12	Claw-back Provisions.

All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy that may be adopted from time to time to the extent such policy applies to the relevant Participant, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.13	Other Group Company policies

All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any relevant Company or Group Company policy to the extent such policy applies to the relevant Participant, including but not limited to any remuneration policy and/or share retention, ownership, or holding policy that may be adopted from time to time.

10.14	Titles and Headings.

The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15	Conformity to Applicable Laws.

Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws and may be unilaterally cancelled by the Company (with the effect that all Participant’s rights thereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

10.16	Relationship to Other Benefits.

No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17	Broker-Assisted Sales.

In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold (subject in all cases to the Administrator having regard to the orderly marketing and disposal of such Shares, and having the discretion to delay broker-assisted sales for such reasons) on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee, or the Company or any Subsidiary may withhold from any payment to be made to the Participant (including but not limited to that Participant’s salary), an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

11.	DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

“ADSs” means American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6.

“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

“Applicable Laws” means any applicable laws, including without limitation: (a) the requirements relating to the administration of equity incentive plans under English, U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any other country or jurisdiction where Awards are granted; and (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether

U.S. federal, state, local or foreign, applicable in the United Kingdom, United States or any other relevant jurisdiction.

“Award” means, individually or collectively, a grant under the Plan of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share Based Awards.

“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

“Change in Control” means and includes each of the following:

(a)	a Sale; or
(b)	a Takeover.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

“Company” means Bicycle Therapeutics Plc, registered in England and Wales with company number 11036004, or any successor.

“Control” has the meaning given in section 995(2) of the UK Income Tax Act 2007, unless otherwise specified.

“Corporate Event” has the meaning given to it in Section 8.2(a).

“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

“Director” means a Board member.

“Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

“Effective Date” has the meaning given to it in Section 10.3.

“Employee” means any employee of the Company or its Subsidiaries.

“Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the price of Shares (or other Company securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for Shares as quoted on such exchange for the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion.

“Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of equity securities of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

“Incentive Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Sub-Plan” means the Non-Employee Sub-Plan to the Plan adopted by the Board.

“Non-Qualified Option” means an Option not intended or not qualifying as an Incentive Option.

“Option” means an option to purchase Shares.

“Ordinary Share” means an ordinary share of £0.01 each in the capital of the Company.

“Original Effective Date” means June 29, 2020.

“Other Share Based Awards” means awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

“Participant” means a Service Provider who has been granted an Award.

“Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period.

“Plan” means this 2020 Equity Incentive Plan.

“Pre-IPO Option Contracts” means the standalone contracts pursuant to which the Company granted options over Shares prior to 23 May 2019, as amended from time to time.

“Prior Plan” means the Bicycle Therapeutics Share Option Plan adopted by the Board on 9 May 2019 as amended from time to time.

“Prior Plan’s Available Reserve” means the number of Shares available for the grant of new awards under the Prior Plan as of immediately prior to the Original Effective Date.

“Restricted Shares” means Shares awarded to a Participant under Section 6 subject to certain vesting conditions and other restrictions.

“Restricted Share Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

“Sale” means the sale of all or substantially all of the assets of the Company.

“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” means an Employee or a Director who is an Employee.

“Share” means an Ordinary Share or the number of ADSs equal to an Ordinary Share.

“Share Appreciation Right” means a Share Appreciation right granted under Section 5.

“Share Reserve” has the meaning given to it in Section 4.1.

“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Takeover” means if any person (or a group of persons acting in concert) (the “Acquiring Person”):

(i)	obtains Control of the Company as the result of making a general offer to:-
(A)	acquire all of the issued ordinary share capital of the Company, which is made on a condition that, if it is satisfied, the Acquiring Person will have Control of the Company; or
(B)	acquire all of the shares in the Company which are of the same class as the Shares; or
(ii)

obtains Control of the Company as a result of a compromise or arrangement sanctioned by a court under Section 899 of the UK Companies Act 2006, or sanctioned under any other similar law of another jurisdiction; or

(iii)	becomes bound or entitled under Sections 979 to 985 of the UK Companies Act 2006 (or similar law of another jurisdiction) to acquire shares of the same class as the Shares; or
(iv)	obtains Control of the Company in any other way.

“Termination of Service” means the date the Participant ceases to be a Service Provider.

NON-EMPLOYEE SUB-PLAN

TO THE BICYCLE THERAPEUTICS PLC 2020 EQUITY INCENTIVE PLAN

This sub-plan (the "Non-Employee Sub-Plan") to the Bicycle Therapeutics Plc 2020 Equity Incentive Plan (the “Plan”) governs the grant of Awards to Consultants (defined below) and Directors who are not Employees. The Non-Employee Sub-Plan incorporates all the provisions of the Plan except as modified in accordance with the provisions of this Non-Employee Sub-Plan.

Awards granted pursuant to the Non-Employee Sub-Plan are not granted pursuant to an “employees’ share scheme” for the purposes of UK legislation.

For the purposes of the Non-Employee Sub-Plan, the provisions of the Plan shall operate subject to the following modifications:

1.Interpretation

In the Non-Employee Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

“Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

“Service Provider” means a Consultant or Director who is not an Employee.

2.Eligibility

Service Providers are eligible to be granted Awards under the Non-Employee Sub-Plan.

APPENDIX 1

OPTION GRANT NOTICE

BICYCLE THERAPEUTICS PLC

2020 EQUITY INCENTIVE PLAN [:NON-EMPLOYEE SUB-PLAN]1

Capitalized terms not specifically defined in this Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2020 Equity Incentive Plan [:Non-Employee Sub-Plan]2 (as amended from time to time, the “Plan”) of Bicycle Therapeutics Plc (the “Company”).

The Company has granted to the participant listed below (“Participant”) the option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:
Vesting Commencement Date:
Vesting Schedule[3]:

[The Option shall vest in full on the Grant Date] [4].

[1/36th of the total number of Shares under Option shall vest at the end of each calendar month following the Grant Date, subject to Participant remaining continuously a Service Provider as of each such date] [5].

[1/4 of the total number of Shares under Option shall vest on the first anniversary of the Vesting Commencement Date, and 1/36th of the remaining number of Shares under Option shall vest monthly thereafter, subject to Participant remaining continuously a Service Provider as of each such date][6].

Type of Option	[Incentive Option7/Non-Qualified Option8]

[1]	For Consultants and Directors who are not Employees
[2]	For Consultants and Directors who are not Employees
[3]	Selection of applicable vesting schedule, or determination that a different vesting schedule shall apply, subject to discretion of Administrator.
[4]	For options granted to members of the Company’s board of directors (who are not Employees) as part of the Company’s annual grant on or following the date of its annual general meeting.
[5]	For other options granted to members of the Company’s board of directors (who are not Employees).
[6]	For other options granted to Employees.
[7]	For US taxpayer employees.
[8]	For all other Service Providers.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and any Group Company policy that may be applicable to the Participant and the Option from time to time (the “Policies”). Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

BICYCLE THERAPEUTICS PLC		PARTICIPANT

By:
:	Name	[Participant Name]
Title:

Exhibit A

OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

1.	GENERAL
1.1	Grant of Option.

The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2	Incorporation of Terms of Plan.

The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

2.	PERIOD OF EXERCISABILITY
2.1	Commencement of Exercisability.

The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.

2.2	Duration of Exercisability.

The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3	Expiration of Option.

The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a)	The final expiration date in the Grant Notice;
(b)	Except as the Administrator may otherwise approve, the expiration of twelve (12) months from the date of Participant’s Termination of Service; and
(c)	Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.

3.	EXERCISE OF OPTION
3.1	Person Eligible to Exercise.

During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2	Partial Exercise.

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3	Tax Withholding.
(a)

The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.

(b)

Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax and/or social security liability.

4.	OTHER PROVISIONS
4.1	Adjustments.

Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2	Notices.

Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company.

4.3	Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4	Conformity to Applicable Laws.

Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and this Option may be unilaterally cancelled by the Company (with the effect that all Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

4.5	Successors and Assigns.

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6	Limitations Applicable to Section 16 Persons.

Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7	Entire Agreement.

The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8	Agreement Severable.

In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9	Limitation on Participant’s Rights.

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.10	Not a Contract of Employment.

Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.11	Counterparts.

The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

4.12	Incentive Options.

If the Option is designated as an Incentive Option:

(a)

Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such options (including the Option) will be treated as non-qualified options. Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other options into account in the order in which they were granted, as determined under Section 422(d) of the Code.

(b)

Participant also acknowledges that if the Option is exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or Disability, the Option will be taxed as a Non-Qualified Option.

(c)

Participant will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

APPENDIX 2

RESTRICTED SHARE UNIT GRANT NOTICE

BICYCLE THERAPEUTICS PLC

2020 EQUITY INCENTIVE PLAN [:NON-EMPLOYEE SUB-PLAN]9

Capitalized terms not specifically defined in this Restricted Share Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2020 Equity Incentive Plan [: Non-Employee Sub-Plan]10 (as amended from time to time, the “Plan”) of Bicycle Therapeutics Plc (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Restricted Share Units (the “RSUs”) described in this Grant Notice (the “Award”), subject to the terms and conditions of the Plan and the Restricted Share Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule[11]:

[The Award shall vest in full on the Grant Date] [12].

[1/12th of the total number of Shares under Award shall vest at the end of each quarter following the Grant Date, subject to Participant remaining continuously a Service Provider as of each such date] [13].

[1/4 of the total number of Shares under Award shall vest on the first anniversary of the Vesting Commencement Date, and 1/12th of the remaining number of Shares under Award shall vest quarterly thereafter, subject to Participant remaining continuously a Service Provider as of each such date][14].

[9]	For Consultants and Directors who are not Employees
[10]	For Consultants and Directors who are not Employees
[11]	Selection of applicable vesting schedule, or determination that a different vesting schedule shall apply, subject to discretion of Administrator.
[12]	For RSUs granted to members of the Company’s board of directors (who are not Employees) as part of the Company’s annual grant on or following the date of its annual general meeting.
[13]	For other RSUs granted to members of the Company’s board of directors (who are not Employees).
[14]	For RSUs granted to Employees.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and any Group Company policy that may be applicable to the Participant and the Award from time to time (the “Policies”). Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

BICYCLE THERAPEUTICS PLC		PARTICIPANT

By:
:	Name	[Participant Name]
Title:

Exhibit A

RESTRICTED SHARE UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

1.	GENERAL
1.1	Award of RSUs.

The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.

1.2	Incorporation of Terms of Plan.

The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3	Unsecured Promise.

The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

2.	VESTING; FORFEITURE AND SETTLEMENT
2.1	Vesting; Forfeiture.

The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.

2.2	Settlement.
(a)

RSUs will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the RSU’s vesting date (except as otherwise provided in Section 2.2(d) below). Notwithstanding the foregoing, to the extent permitted under Applicable Laws, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Laws until the earliest date the Company reasonably determines the making of the payment will not cause such a violation.

(b)	If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date.
(c)	If an RSU is paid in Shares, Participant may be required to pay the nominal value thereof in the same manner as provided for Withholding Taxes below.

(d)

If the date Shares would otherwise be distributed pursuant to Section 2.2(a) (the “Original Issuance Date”) falls on a date that is not a business day, delivery of Shares will instead occur on the next following business day. In addition, if:

(i)

the Original Issuance Date does not occur (1) during an “open window period” applicable to Participant, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when Participant is otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii)

either (1) Withholding Taxes do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy Withholding Taxes by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to Participant under the Award, and (B) not to permit Participant to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit Participant to pay the Withholding Taxes in cash, then the Shares that would otherwise be issued to Participant on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when Participant is not prohibited from selling Shares of the in the open public market, but, if the Company determines that Participant may be subject to taxation in the United States, in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of Participant’s taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with United States Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Shares under the Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

3.	TAXATION AND TAX WITHHOLDING
3.1	Representation.

Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax and/or social security consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2	Tax Withholding.
(a)

On each vesting date, and on or before the time Participant receives a distribution of the shares underlying the RSUs, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, Participant hereby authorizes any required withholding from the shares issuable to Participant and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax and/or social security withholding obligations of the Company or any parent or Subsidiary that arise in connection with Participant’s RSUs (the “Withholding Taxes”). Participant hereby authorizes the Company and/or the relevant parent or Subsidiary, or their respective agents, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (i) withholding from any compensation otherwise payable to Participant by the Company or any parent or Subsidiary; (ii) causing Participant to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); (iii) withholding shares from the shares issued or otherwise issuable to Participant in connection with Participant’s RSUs with a fair market value

(measured as of the date shares are issued to Participant) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares so withheld will not exceed the amount necessary to satisfy the required tax and/or social security withholding obligations using the minimum statutory withholding rates for federal, state, local and, if applicable, foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and, provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the prior approval of the Company’s Remuneration Committee; or (iv) by requiring Participant to enter into a “same day sale” commitment with a broker-dealer in a manner satisfactory to the Company (including but not limited to a commitment under a 10b5-1 Arrangement).

(b)

Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax and/or social security liability.

4.	OTHER PROVISIONS
4.1	Adjustments.

Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2	Notices.

Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address or email address. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company.

4.3	Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4	Conformity to Securities Laws.

Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and the RSUs may be unilaterally cancelled by the Company (with the effect that all Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

4.5	Successors and Assigns.

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6	Limitations Applicable to Section 16 Persons.

Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7	Entire Agreement.

The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8	Agreement Severable.

In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9	Limitation on Participant’s Rights.

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.10	Not a Contract of Employment.

Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.11	Counterparts.

The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

APPENDIX 3

PERFORMANCE SHARE UNIT GRANT NOTICE15

BICYCLE THERAPEUTICS PLC

2020 EQUITY INCENTIVE PLAN [:NON-EMPLOYEE SUB-PLAN]16

Capitalized terms not specifically defined in this Performance Share Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2020 Equity Incentive Plan [:Non-Employee Sub-Plan]17 (as amended from time to time, the “Plan”) of Bicycle Therapeutics Plc (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Performance Share Units (the “PSUs”) described in this Grant Notice (the “Award”), subject to the terms and conditions of the Plan and the Performance Share Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Target Number of PSUs:
Vesting Commencement Date:
Vesting Schedule[18]:

Subject to the Administrator’s determination as to whether, and the extent to which, the vesting conditions specified on Attachment I to this Grant Notice (the “PSU Vesting Criteria”) have been met:

[1/12th of the total number of Shares under Award shall vest at the end of each quarter following the Grant Date, subject to Participant remaining continuously a Service Provider as of each such date] [19].

[1/4 of the total number of Shares under Award shall vest on the first anniversary of the Vesting Commencement Date, and 1/12th of the remaining number of Shares under Award shall vest quarterly thereafter, subject to Participant remaining continuously a Service Provider as of each such date][20].

The Target Number of PSUs specified herein represents the number of shares that would become issuable pursuant to the Award if the Company were to achieve exactly 100% of the performance metric described in Attachment I to this Grant Notice. The number of shares subject to the Award that may become issuable to you, if any, are subject to increase or decrease based on the Company's actual performance against such performance metric and will be determined in accordance with conditions specified in the PSU Vesting Criteria.

[15]	Form of PSU grant notice and agreement provided in case the company decides to grant PSUs in the future.
[16]	For Consultants and Directors who are not Employees
[17]	For Consultants and Directors who are not Employees
[18]	Selection of applicable vesting schedule, or determination that a different vesting schedule shall apply, subject to discretion of Administrator.
[19]	For PSUs granted to members of the Company’s board of directors (who are not Employees).
[20]	For PSUs granted to Employees.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and any Group Company policy that may be applicable to the Participant and the Award from time to time (the “Policies”). Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

BICYCLE THERAPEUTICS PLC		PARTICIPANT

By:
:	Name	[Participant Name]
Title:

Attachment I

PSU Vesting Criteria

Performance Metric:

[To be confirmed]

Performance Target:

[To be confirmed]

Calculation of final number of shares that may vest:

[To be confirmed]

Exhibit A

PERFORMANCE SHARE UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

1.	GENERAL
1.1	Award of PSUs.

The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the PSUs have vested.

1.2	Incorporation of Terms of Plan.

The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3	Unsecured Promise.

The PSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

2.	VESTING; FORFEITURE AND SETTLEMENT
2.1	Vesting; Forfeiture.
(a)

The PSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of a PSU that would otherwise be vested will be accumulated and will vest only when a whole PSU has accumulated. In the event of Participant’s Termination of Service for any reason, all unvested PSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.

2.2	Settlement.
(c)

PSUs will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable PSU, but in no event more than sixty (60) days after the PSU’s vesting date (except as otherwise provided in Section 2.2(d) below). Notwithstanding the foregoing, to the extent permitted under Applicable Laws, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Laws until the earliest date the Company reasonably determines the making of the payment will not cause such a violation.

(d)	If a PSU is paid in cash, the amount of cash paid with respect to the PSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date.
(e)	If a PSU is paid in Shares, Participant may be required to pay the nominal value thereof in the same manner as provided for Withholding Taxes below.

(f)

If the date Shares would otherwise be distributed pursuant to Section 2.2(a) (the “Original Issuance Date”) falls on a date that is not a business day, delivery of Shares will instead occur on the next following business day. In addition, if:

(i)

the Original Issuance Date does not occur (1) during an “open window period” applicable to Participant, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when Participant is otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii)

either (1) Withholding Taxes do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy Withholding Taxes by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to Participant under the Award, and (B) not to permit Participant to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit Participant to pay the Withholding Taxes in cash, then the Shares that would otherwise be issued to Participant on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when Participant is not prohibited from selling Shares of the in the open public market, but, if the Company determines that Participant may be subject to taxation in the United States, in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of Participant’s taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with United States Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Shares under the Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

3.	TAXATION AND TAX WITHHOLDING
3.1	Representation.

Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax and/or social security consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2	Tax Withholding.
(g)

On each vesting date, and on or before the time Participant receives a distribution of the shares underlying the PSUs, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, Participant hereby authorizes any required withholding from the shares issuable to Participant and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax and/or social security withholding obligations of the Company or any parent or Subsidiary that arise in connection with Participant’s PSUs (the “Withholding Taxes”). Participant hereby authorizes the Company and/or the relevant parent or Subsidiary, or their respective agents, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (i) withholding from any compensation otherwise payable to Participant by the Company or any parent or Subsidiary; (ii) causing Participant to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); (iii) withholding shares from the shares issued or otherwise issuable to Participant in connection with Participant’s PSUs with a fair market value

(measured as of the date shares are issued to Participant) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares so withheld will not exceed the amount necessary to satisfy the required tax and/or social security withholding obligations using the minimum statutory withholding rates for federal, state, local and, if applicable, foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and, provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the prior approval of the Company’s Remuneration Committee; or (iv) by requiring Participant to enter into a “same day sale” commitment with a broker-dealer in a manner satisfactory to the Company (including but not limited to a commitment under a 10b5-1 Arrangement).

(h)

Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the PSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax and/or social security liability.

4.	OTHER PROVISIONS
4.1	Adjustments.

Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2	Notices.

Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company.

4.3	Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4	Conformity to Applicable Laws.

Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and the PSUs may be unilaterally cancelled by the Company (with the effect that all Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

4.5	Successors and Assigns.

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6	Limitations Applicable to Section 16 Persons.

Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7	Entire Agreement.

The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8	Agreement Severable.

In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9	Limitation on Participant’s Rights.

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.

4.10	Not a Contract of Employment.

Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.11	Counterparts.

The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

Attendance Card Please bring this card with you to the Meeting and present it at Shareholder registration/accreditation. Bicycle Therapeutics plc The Annual General Meeting of Bicycle Therapeutics plc will be held at Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT, United Kingdom on June 28, 2021 at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time). Based on the current timings indicated by the U.K. government for the removal of COVID-19 related restrictions, it is expected that ordinary shareholders will be able to attend the Annual General Meeting in person. However, the situation may change significantly between now and the date of the Annual General Meeting. Shareholder Reference Number Please detach this portion before mailing this proxy form. Complete your Proxy online...It's fast, easy and secure! www.investorcentre.co.uk/eproxy You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown opposite and agree to certain terms and conditions. Control Number: 917151 SRN: PIN: View the Annual Report online: https://investors.bicycletherapeutics.com Register at www.investorcentre.co.uk - elect electronic communications & manage your shareholding online! To be effective, all proxy appointments must be filed with the Company’s Registrar at: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by June 24, 2021 at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time). Explanatory Notes: 1. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on his behalf at the meeting. If you wish to appoint a person other than the Chairman of the meeting, please insert the name of your chosen proxy holder in the space provided (see reverse). Please note, however, that if you do not appoint the Chairman of the meeting as your proxy in the event that ordinary shareholders are not permitted to attend the Annual General Meeting in person your proxy will not be permitted to attend the Annual General Meeting and vote on your behalf. If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorized to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued with respect to a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes). To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar's helpline at 0370 703 0031 or you may photocopy this form. Please indicate in the box next to the proxy holder's name (see reverse) the number of shares with respect to which they are authorized to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. The 'Vote Withheld' option is provided to enable you to abstain on any particular resolution. However, it should be noted that a 'Vote Withheld' is not a vote in law and will not be counted in the calculation of the proportion of the votes 'For' and 'Against' a resolution. 4. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on June 24, 2021. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via a designated voting platform, any such messages must be received by the issuer's agent prior to the specified deadline within the relevant system. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the relevant designated voting platform) from which the issuer's agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent via a designated voting platform in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. The above is how your address appears on the Register of Members. If this information is incorrect please call the Registrar's helpline on 0370 703 0031 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service. Any alterations made to this form should be initialled. The completion and return of this form will not preclude a Member from attending the Meeting and voting in person. 5. 6. 2. 7. 8. 3. Kindly Note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalized form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions. 171669_197390_RUN_ONS/000001/000001/SG625/ Form of Proxy - Annual General Meeting to be held on June 28, 2021

Poll Card To be completed only at the AGM. Vote Against Withheld Vote For Against Withheld Ordinary Resolutions For 1. To re-elect Kevin Lee as a director. 6. To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2020 (the “2020 U.K. Annual Report”). 2. To re-elect Jose Carlos Gutierrez-Ramos as a director. 7. To approve the directors’ remuneration report for the year ended December 31, 2020 (excluding the directors’ remuneration policy). 3. To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year 8. To authorise the directors to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of ending December 31, 2021. £250,000.00. Special Resolution 4. To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders. 9. To disapply pre-emption rights in respect of the allotment of equity securities up to a maximum aggregate nominal amount of £250,000.00. 5. To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2021. Signature In the case of a Corporation, a letter of representation will be required (in accordance with S323 of the Companies Act 2006) unless this has already been filed at registration. Form of Proxy Please complete this box only if you wish to appoint a third party proxy other than the Chairman of the Meeting*. Please leave this box blank if you want to select the Chairman of the Meeting. Do not insert your own name(s). I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement** on my/our behalf at the Annual General Meeting of Bicycle Therapeutics plc to be held at Building 900 Babraham Research Campus, Babraham, Cambridge, CB22 3AT on June 28, 2021 at 1:00 p.m. London Time (8:00 a.m. Eastern Daylight Time) and at any adjourned meeting. * You are urged to appoint the Chairman of the Meeting as your proxy. Please note that if you do not appoint the Chairman of the Meeting as your proxy in the event that ordinary shareholders are not permitted to attend the Annual General Meeting in person your proxy will not be permitted to attend the Annual General Meeting and vote on your behalf. ** For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front). Please use a black pen. Mark with an X inside the box as shown in this example. Please mark here to indicate that this proxy appointment is one of multiple appointments being made. Vote Vote Against Withheld For Against Withheld For Ordinary Resolutions 1. To re-elect Kevin Lee as a director. 6. To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2020 (the “2020 U.K. Annual Report”). 2. To re-elect Jose Carlos Gutierrez-Ramos as a director. 7. To approve the directors’ remuneration report for the year ended December 31, 2020 (excluding the directors’ remuneration policy). 3. To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2021. 8. To authorise the directors to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of £250,000.00. Special Resolution 4. To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders. 9. To disapply pre-emption rights in respect of the allotment of equity securities up to a maximum aggregate nominal amount of £250,000.00. 5. To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2021. I/We instruct my/our proxy as indicated on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting. Signature Date In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorized, stating their capacity (e.g. director, secretary). H 6 7 5 0 2 B Y C **